AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED JUNE 14, 2021

STAGEWOOD CONSORTIUM, INC.

5200 Blue Lagoon Drive, Suite 235

Miami, FL 33126

786-577-7111

Up to 15,000,000 shares of Common Stock

STAGEWOOD CONSORTIUM, INC., a Delaware corporation (the “Company” or “StageWood”), is offering up to 15,000,000 shares (“Shares”) of its common stock, par value $0.000001 per share (“Common Stock”), with an aggregate amount of $75,000,000 (“Maximum Offering”), in a “Tier 2 Offering” under Regulation A (the “Offering”). We expect that the fixed initial public offering price per share will be $5.00 per share upon qualification of the Offering Statement by the Securities and Exchange Commission (“SEC”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The minimum investment amount per investor is $500 (100 shares of Common Stock); however, we can waive the minimum purchase requirement on a case-to-case basis in our sole discretion. The subscriptions, once received, are irrevocable. This Offering is being conducted on a self-underwritten “best efforts” basis through our officers and directors, which means our officers and directors will attempt to sell the securities we are offering in this prospectus, but there is no guarantee that any minimum amount will be sold by them. This prospectus will permit our officers and directors to sell the securities directly to the public, with no commission or other remuneration payable to them for any securities they may sell. In offering the securities on our behalf, the officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. Notwithstanding, we reserve the right to use one or more registered broker-dealers and members of Financial Industry Regulatory Authority (“FINRA”), acting as underwriters or placement agents, in which event the broker-dealers will also conduct the Offering on a “best efforts” basis, and pay such broker-dealers a cash commission of up to 1.0% of the gross proceeds raised by such broker-dealers. See “Plan of Distribution” in this Offering Circular. None of the Shares offered are being sold by present security holders of the Company.

The Company has engaged Dalmore Group, LLC, a New York limited liability company and broker-dealer registered with the SEC and a member of FINRA (“Dalmore”), to provide broker-dealer and administrative services related to operations and compliance, but not underwriting or placement agent services, in all 50 states, District of Columbia and the territories of the United States in connection with this Offering. The administrative services Dalmore will provide include the review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, and the review of subscription agreements and investor information. As compensation for these broker-dealer and administrative services, the Company has agreed to pay Dalmore a one-time setup fee in the amount of $5,000, a $20,000 consulting fee due 30 days after FINRA issues a No Objection Letter and the Company receives SEC Qualification plus a 1.0% commission on the aggregate amount raised by the Company in this Offerings, as described in the Broker-Dealer Agreement between the Company and Dalmore. For purposes of clarification, such commission would be in addition to the commission to be paid to the broker-dealers, acting as underwriters or placement agents, resulting in a potential aggregate commission of up to 2.0% on the aggregate amount raised in this Offering.

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We expect to commence the sale of the Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the SEC. The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business one year after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company. The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A.

The Company has engaged Prime Trust, LLC (“Technology Agent”) to provide certain technology services to the Company in connection with the Offering, including the online platform of the Technology Agent, FundAmerica. After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, the Offering will be conducted on the online platform of Prime Trust, LLC (FundAmerica) through the Investor Relations page of our website at www.invest.stagewood.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price by ACH debit transfer or wire transfer to an account designated by the Company. All funds received from subscribers will be placed into a non-interest bearing escrow account, with Prime Trust, LLC serving as the escrow agent. We will hold closings upon the receipt of investors’ subscriptions in a minimum amount of $500 and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering, or (ii) the Termination Date. Funds will be promptly refunded without interest, for sales that are not consummated.

No sales of Shares will be made prior to the qualification of the Offering statement by the SEC in the United States. All Shares will be initially offered in all jurisdictions at the same price that is set forth in this Offering Circular.

SEE “SECURITIES BEING OFFERED” AT PAGE 50.

	Number of Shares	Price to Public	Underwriting discount and commissions (1)	Proceeds to issuer (2)
Per share/unit		$5.00	$0.10	$4.90
Total Minimum	0	$0.00	$0.00	$0
Total Maximum (3)	15,000,000	$75,000,000.00	$1,500,000.00	$73,500,000.00

(1) The Company has engaged Dalmore Group, LLC, a New York limited liability company and broker-dealer registered with the SEC and a member of FINRA (“Dalmore”), to provide broker-dealer and administrative services related to operations and compliance, but not underwriting or placement agent services, in all 50 states, District of Columbia and the territories of the United States in connection with this Offering. The administrative services Dalmore will provide include the review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, and the review of subscription agreements and investor information. As compensation for these broker-dealer and administrative services, the Company has agreed to pay Dalmore a one-time setup fee in the amount of $5,000, a $20,000 consulting fee due 30 days after FINRA issues a No Objection Letter and the Company receives SEC Qualification plus a 1.0% commission on the aggregate amount raised by the Company in this Offerings, as described in the Broker-Dealer Agreement between the Company and Dalmore. See the section entitled “Plan of Distribution” beginning on page 18 of this offering circular for additional information.

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(2) The amounts shown in the “Proceeds to issuer” column include a deduction of 1.0% for commissions payable to Dalmore on all the shares being offered as well as an assumed deduction of 1.0% for commissions payable to broker-dealers acting as underwriters or placement agents on all shares being offered. The amounts shown are before deducting estimated offering expenses including, without limitation, legal, accounting, auditing, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance, fees associated with the processing of investments (such as “know your customer” and “anti-money laundering” compliance) and other expenses of this Offering as well as the one-time setup fee payable to Dalmore. We estimate the total expenses of this Offering will be approximately $7,355,000.

(3) Maximum amount estimated assuming a price of $5.00 per share of Common Stock.

Sales of these securities will commence immediately after qualification of this Offering Circular by the SEC.

This offering (the “Offering”) will terminate at the earlier of (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the SEC, or (3) the date at which the offering is earlier terminated by the Company at its sole discretion. The Company has engaged Prime Trust, LLC as agent to hold any funds that are tendered by investors. The offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $500 (100 shares), there is no minimum number of shares that needs to be sold in order for funds to be released to the Company and for this Offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this Offering. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 13.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

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In this Offering Circular, the terms “StageWood”, “the Company”, “we”, “us” and “our” refer to StageWood Consortium Inc. and its consolidated subsidiaries.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

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Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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OFFERING CIRCULAR SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Offering Circular carefully, including the risk factors and our financial statements and the related notes to those statements included in this Offering Circular. Except as otherwise required by the context, references in this Offering Circular to “we,” “our,” “us,” “the Company,” “StageWood Consortium,” and “StageWood,” refer to StageWood Consortium, Inc.

StageWood Consortium, Inc. was formed in January 2018 and is the corporate manager of a network of entities dedicated to the development, promotion, and coordination of entertainment events under a technological platform that creates honest, trusted, secure transactions ruled by immutable Smart Contracts.

Capitalizing on the boom of social media platforms, artificial intelligence, and the security and reliability of information technology, we have developed an alternate pathway to entertainment that allows fans, artists, and event producers to engage in ways they haven’t been able to before. Our delivery approach includes 5 carefully crafted steps:

1.	Launch our new social media platform: The Tyket Mobile App, dedicated to entertainment events and experiences that will focus in connecting artists with their fans, and producers, allowing the latter to have reliable talent pool to choose from for their events.

2.	Negotiate VIP bulk deals with venues and producers, to be able to offer the Tyket Mobile App users, the Fanatyks, exclusive access to entertainment experiences and packages that are distributed on merit, rather than price bidding. Priority of this merit is assigned with community status and gamification—the more they use our Tyket app, the higher their status; and of course, the more they Save & See (shares, likes, engagement– everything counts). Premium members of the Fanatyks will pay a fee commensurate with their level of membership, improving their priority status among other benefits.

3.	We will be hosting our own production events, including an annual festival, hosting finalists from a talent competition. Admission to our events will be sold at face value, with priority based on user engagement and premium Fanatyk members receiving discounted prices.

4.	Use of artificial intelligence (AI) to engage the Fanatyks with TykFund—a way to crowdfund entertainment events, which creates a closer relationship between fans, artists, and producers.

5.	Build a network of Talent Incubator Venues—StageWoods—to become the place for up-and-coming, local artists to perform and interact with their fans. This will all be done in an engaging, supportive, and entertaining environment that’s perfect for the growth of the artist, and the experience of the Fan.

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The operational revenue will support the growth, marketing, and continuous development of our technological platform. We intend to generate income through the following means:

-                   Premium membership options for users (fans, event producers, artists, etc.).

-                   Mobile advertisements in our social media app, Tyket.

-                   Distribution of event tickets, which are negotiated to the user’s advantage.

-                   Smart Contract creation fees for platform-managed events.

-                   Co-production opportunity of all events.

While the Tyket App will be distributed free, our initial expectations are for 3% of our registered Tyket App users to take advantage of our premium membership offerings; and enjoy priority status for unique experiences at wholesale prices.

We anticipate that further revenue will be generated in the future by our StageWood locations, by hosting:

-                   Live performance micro-theaters

-                   Main stage shows

-                   Fully functioning bars and restaurants

-                   Club services

-                   Talent incubation and subsequent management

We’re positioning our platform in such way that it should become the preferred social media network for entertainment; centralizing fans’ engagement with trending artists, and supporting honest business transactions between event producers, artists and fans. From ticket purchases to crowdfunding events—all through Smart Contracts—StageWood will provide a new pathway to the experience of live events.

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The Offering

Securities offered:	Maximum of 15,000,000 shares of Common Stock

Common Stock outstanding prior to the Offering (1)	61,951,600 shares

Common Stock outstanding after the Offering (1)(2)	76,951,600 shares

Share Price	$5.00 per share

Minimum Individual Investment Amount	$500.00

(1)	Does not include 3,000,000 shares of Common Stock reserved for issuance under the Company’s 2020 Equity Incentive Plan.
(2)	Assumes maximum number of shares offered hereby are sold.

Distribution	We are offering the Shares hereby on a “self-underwritten” basis which means our officers and directors will attempt to sell the Shares in reliance on the safe harbor from broker-dealer registration under Rule 3a4-1 of the Exchange Act. This prospectus will permit our officers and directors to sell the Shares directly to the public. No commission or other compensation related to the sale of the Shares will be paid to the officers and directors. Notwithstanding, we reserve the right to use licensed broker-dealers and members of FINRA, as underwriters or placement agents, in which event the broker-dealers will also conduct the Offering on a “best efforts” basis, and pay such broker-dealers a cash commission of up to 1.0% of the gross proceeds raised by such broker-dealers. The Company has engaged Dalmore Group, LLC, a New York limited liability company and broker-dealer registered with the SEC and a member of FINRA (“Dalmore”), to provide broker-dealer and administrative services related to operations and compliance, but not underwriting or placement agent services, in all 50 states, District of Columbia and the territories of the United States in connection with this Offering. As compensation for these broker-dealer and administrative services, the Company has agreed to pay Dalmore a one-time setup fee in the amount of $5,000, a $20,000 consulting fee due 30 days after FINRA issues a No Objection Letter and the Company receives SEC Qualification plus a 1.0% commission on the aggregate amount raised by the Company in this Offerings, as described in the Broker-Dealer Agreement between the Company and Dalmore. For purposes of clarification, such commission would be in addition to the commission to be paid to the broker-dealers, acting as underwriters or placement agents, resulting in a potential aggregate commission of up to 2.0% on the aggregate amount raised in this Offering.

Subscribing Online	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, the Offering will be conducted through FundAmerica, the online platform of Prime Trust, LLC (“Technology Agent”) through the Investor Relations page of the Company’s website at www.invest.stagewood.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price by ACH debit transfer or wire transfer to an account designated by the Company.

Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Use of Proceeds

Proceeds from this Offering will be used to purchase an inventory of event tickets and lease event venues and VIP suites to then resell those to our Fanatyks; to cover development expenses of our web and mobile applications, to cover marketing expenses of our mobile app Tyket and services; to produce entertainment events; to purchase and develop the sites for the initial StageWood locations; and to cover the expenses of this offering. See “Use of Proceeds to Issuer” section of this Offering Circular.

Summary Risk Factors

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

Risks Related to the Company’s Business

●	We are an early stage revenue producing Company and have incurred losses since our inception.

●	We expect to incur losses for the foreseeable future as we further expand our product offerings and may never achieve or maintain profitability.

●	The Company has a limited operating history, which makes it hard to evaluate its ability to generate revenue through operations.

●	If the Company loses certain senior management and key personnel or are unable to attract and retain skilled employees when needed, it may not be able to operate successfully.

●	The Company may face substantial competition from a number of known and unknown competitors as well as the risk that one or more of them may obtain patents covering technology critical to the Company’s businesses.

●	The technology upon which the Company relies for its operations may malfunction; Company methodologies may produce unanticipated consequences.

●	Our business and operations would suffer in the event of system failures.

●	The Company and its subsidiaries are subject to cyberattacks, security risks and risks of security breaches

●	Our employees, independent contractors, principal investigators, contract research organizations, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could expose us to liability and hurt our reputation.

●	If we or our contract manufacturers or other third parties fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could harm our business.

●	We are subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws, and anti-money laundering laws and regulations. Compliance with these legal standards could impair our ability to compete in domestic and international markets. We can face criminal liability and other serious consequences for violations, which can harm our business.

Risks Related to our Intellectual Property

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●	If we are unable to adequately protect our proprietary technology and intellectual property, or if we infringe on the intellectual property of others, it could have a material adverse effect on our business.

●	Though we currently do not solely own any issued patents or pending patent applications, our goal is to either solely or jointly with our partners receive patent protection. Additionally, we have begun the process of preparing to file for four patents. We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time-consuming and ultimately unsuccessful.

●	We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property or claiming ownership of what we regard as our own intellectual property.

●	We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

●	We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

●	If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Risks Related to Investment in the Shares

●	Any valuation of the Company at this stage is difficult to assess.

●	There is no minimum amount set as a condition to closing this offering.

●	Future fundraising may affect the rights of investors.

●	The securities are equity securities and will be subordinate to future indebtedness of the Company.

●	The Company may not be able to declare and pay dividends on the shares of Preferred and/or Common Stock.

●	The subscription agreement has a forum selection provision that requires disputes be resolved in specific forums, regardless of convenience or cost to you, the investor.
●	The holders of the majority of the outstanding shares of our capital stock may require other stockholders to participate in certain future events, including our sale or the sale of a significant amount of our assets.

●	Investors in this offering may be subject to transfer restrictions.

●	There is currently no public market for our Common Stock, and a public market for our Common Stock may never develop.

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RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company’s Business

We are an emerging growth company organized in January 2018 and have not yet commenced revenue generating operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were organized in January 2018 and have not yet started full operations as our revenue sources are still in development. As a result of our start-up operations we have (i) generated no revenues and (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to generate sufficient cash flows from operations to meet our obligations (which the Company has not been able to accomplish to date) or to raise adequate working capital from financing, the level of our competition and our ability to attract and maintain key management and employees.

The Company has a limited operating history, which makes it hard to evaluate its ability to generate revenue through operations.

The Company’s limited operating history may make it difficult to evaluate its current business and future prospects. The Company has encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries. Investors should consider the Company’s business and prospects in light of the risks and difficulties it faces as an early-stage Company.

We are a holding company and depend upon our subsidiaries for our cash flows.

We are a holding company. All of our operations are conducted, and almost all of our assets are owned, by our subsidiaries. Consequently, our cash flows and our ability to meet our obligations depend upon the cash flows of our subsidiaries and the payment of funds by these subsidiaries to us in the form of dividends, distributions or otherwise. The ability of our subsidiaries to make any payments to us depends on their earnings, the terms of any indebtedness they incur, including the terms of any credit facilities and legal restrictions. Any failure to receive dividends or distributions from our subsidiaries when needed could have a material adverse effect on our business, results of operations or financial condition.

If the Company loses certain senior management and key personnel or are unable to attract and retain skilled employees when needed, it may not be able to operate successfully.

The success of the Company depends largely on its management team, including its founder, Santiago Figuereo. The Company does not maintain any life insurance coverage on Mr. Figuereo or any other member of its management team. The death of Mr. Figuereo, or the occurrence of any other event which might prevent him from regularly performing his duties as chief executive officer of the Company, or the loss of any key member of the management team may substantially limit the Company’s ability to execute its business plans.

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The technology upon which the Company relies for its operations may malfunction; Company methodologies may produce unanticipated consequences.

The technology relied upon by the Company may not function properly, which would have a material impact on the Company’s operations and financial conditions. There are few alternatives available if such technology does not work as anticipated. This technology may malfunction because of internal problems, the current verification and validation testing could fail to establish the performance of our products or as a result of cyberattacks or external security breaches. These types of technological problems, failures and unanticipated consequences, if not timely corrected or cured, could adversely impact the Company’s business and operating results.

Our business and operations would suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems and those of our current and future contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we are not aware of any such material system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development and commercialization of our product candidates could be delayed.

The Company and its subsidiaries are subject to cyberattacks, security risks and risks of security breaches

The Company and its subsidiaries are all subject to cyberattacks, security risks and risks of security breaches. An attack on any of them or a breach of security of any of them could result in a loss or corruption of private data. In addition, a breach of personally identifying information may require notice to affected individuals and government authorities, may result in fines or other penalties, and may result in costs for mitigation measures for affected individuals.

Risks Related to our Intellectual Property

We may be subject to claims challenging the inventorship or ownership of any future patents and our existing or future intellectual property.

It is our policy to enter into confidentiality and intellectual property assignment agreements with our employees, consultants, contractors and advisors. These agreements generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential collaborators or customers in our markets of interest. Moreover, our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely impact our financial condition or results of operations.

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Risks Related to Investment in the Shares

Any valuation of the Company at this stage is difficult to assess.

The valuation for the offering was established by the Company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

There is no minimum amount set as a condition to closing this offering.

Because this is a “best efforts” offering with no minimum, we will have access to any funds tendered. This might mean that any investment made could be the only investment in this offering, leaving the Company without adequate capital to pursue its business plan or even to cover the expenses of this offering.

Future fundraising may affect the rights of investors.

In order to expand, the Company is likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the Company.

The securities are equity securities and are subordinate to existing and future indebtedness of the Company.

The securities are common equity interests in the Company. This means that the shares will rank junior to all existing and future indebtedness of the Company and to other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including claims in liquidation. Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, (1) dividends are payable only when, as, and if declared by the Board, (2) dividends will not accumulate if they are not declared, and (3) because the Company is a Delaware corporation, the Company will be subject to restrictions on dividend payments and redemption payments out of lawfully available funds.

Further, the securities place no restrictions on the business or operations of the Company or on its ability to incur additional indebtedness or engage in any transactions, subject only to the limited voting rights required under Delaware law.

The Company may not be able to declare and pay dividends on the shares of Common Stock.

Subject to limitations under Delaware law, holders of Common Stock will be entitled to receive dividends, when, as and if declared by our Board of Directors, out of any assets at the time legally available for such dividends. We cannot assure you when dividends might first be paid, if ever.

There is currently no public market for our Common Stock, and a public market for our Common Stock may never develop.

There is no formal marketplace for the resale of our Common Stock. The shares may be traded over-the-counter to the extent any demand exists. These securities are illiquid and there will not be an official current price for them, as there would be if we were a publicly-traded company with a listing on a stock exchange. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral. Since we have not established a trading forum for the Common Stock, there will be no easy way to know what the Common Stock is “worth” at any time. Even if we were to eventually list on Nasdaq or seek a quotation on the “OTCQX” or the “OTCQB” markets, there may not be frequent trading and therefore no market price for the Common Stock.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the Company. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table demonstrates the price that new investors are paying for their shares of Common Stock with the effective cash price paid by existing stockholders, giving effect to full conversion of all outstanding stock options and assuming that the shares are sold at $5.00 per share. The table presents shares and pricing as issued and reflects all transactions since inception. This presentation provides investors a better picture of what they will pay for their investment compared to the Company’s insiders, as compared to disclosing share issuance transactions for the last 12 months, which is what the SEC requires. The share numbers and amounts in this table assume conversion of all outstanding options into shares of Common Stock at the listed exercise price. The dilution disclosures contained in this section are based upon the instruments issued and outstanding through the date of this Offering Circular.

	Dates Issued	Issued Shares	Potential Shares (6)	Total Issued and Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Common Shares (1)	January 05, 2018	15,000,000		15,000,000	$0.001
Common Shares (2)	January 10, 2018	1,000,000		1,000,000	$0.0015
Common Shares (4)	January – December 2018	45,000,000		45,000,000	$0.001
Common Shares (5)	January – December 2018	57,553		57,553	$2.81
Common Shares (3)	September – December 2018	200,000		200,000	$0.10
Common Shares (5)	January – December 2019	83,126		83,126	$2.81
Common Shares (3)	January – December 2019	140,000		140,000	$0.10
Common Shares (5)	January – December 2020	470,921		470,921	$2.81
Common Shares Employee Stock Option Plan	June 15, 2020		3,000,000	3,000,000
Unallocated Common Shares			20,800,000	20,800,000
Unallocated Preferred Shares			10,000,000	10,000,000
Investors in this offering, assuming $75 million raised		15,000,000		15,000,000	$5.00
Total after inclusion of this offering		76,951,600	33,800,000	110,000,000	$5.00

(1)	Includes 15,000,000 shares issued to founders for $0.001 per share in January 2018 for an aggregate purchase price of $15,000.00.

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(2)	Shares issued to key developers for an aggregate purchase price of $1,000.00.
(3)	Shares issued to investors for an aggregate purchase price of $34,000.00.
(4)	Amended and Restated Certificate of Incorporation Includes 100,000,000 common shares and 10,000,000 preferred shares, Common Shares issued to consolidate subsidiary entities under StageWood Consortium ownership.
(5)	Shares issued to our founders for an aggregate purchase price of $1,718,595.
(6)	As of the date hereof, no outstanding stock options are vested.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the Company. The investor’s stake in a company could be diluted due to the Company issuing additional shares. In other words, when the Company issues more shares, the percentage of the Company that you own will go down, even though the value of the Company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, or an investment by a private equity investor), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the Company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

The type of dilution that hurts early-stage investors most occurs when the Company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In September 2020 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●	In December 2020 the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000

●	In June 2021 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation (before the new investment) of only $2 million (the “down round”). Jane now owns only 0.89% of the Company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, even more than the new investors do, because they get more shares for their money. Although the Company currently has not issued any convertible notes, Investors should pay careful attention to the amount of any convertible notes that the Company may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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PLAN OF DISTRIBUTION

The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 15,000,000 shares (“Fifteen Million Shares”) of common stock. The Shares are being offered by the Company and will be sold at the fixed price of $5.00 per share until the completion of this Offering. We expect to commence the sale of the Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the SEC. The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business one year after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company. The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A. There are no specific events which might trigger our decision to terminate the offering.

The Shares are being offered by us on a direct primary, self-underwritten basis (that is, without the use of a broker-dealer) and there can be no assurance that all or any of the Shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. The minimum investment amount per investor is $500 (100 shares of common stock); however, we can waive the minimum purchase requirement on a case to case basis in our sole discretion. The subscriptions, once received, are irrevocable.

We cannot assure you that all or any of the Shares offered under this prospectus will be sold. No one has committed to purchase any of the Shares offered. Therefore, we may sell only a nominal amount of Shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

We will sell the Shares in this Offering through our officers and directors, who intend to offer them using this Offering Circular and a subscription agreement as the only materials to offer potential investors. The officers and directors that offer Shares on our behalf may be deemed to be underwriters of this offering within the meaning of Section 2(11) of the Securities Act. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the Shares nor will they register as broker-dealers pursuant to Section 15 of the Exchange Act in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

●	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his or her participation;

●	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	They are not, at the time of their participation, an associated person of a broker-dealer; and

●	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe that we satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

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As our officers and directors will sell the Shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

Broker-Dealer and Administrative Services

The Company has engaged Dalmore Group, LLC, a New York limited liability company and broker-dealer registered with the SEC and a member of FINRA (“Dalmore”), to provide broker-dealer and administrative services related to operations and compliance, but not underwriting or placement agent services, in all 50 states, District of Columbia and the territories of the United States in connection with this Offering. The administrative services Dalmore will provide include the review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, and the review of subscription agreements and investor information. As compensation for these broker-dealer and administrative services, the Company has agreed to pay Dalmore a one-time setup fee in the amount of $5,000, a $20,000 consulting fee due 30 days after FINRA issues a No Objection Letter and the Company receives SEC Qualification plus a 1.0% commission on the aggregate amount raised by the Company in this Offerings, as described in the Broker-Dealer Agreement between the Company and Dalmore.

We reserve the right to use licensed broker-dealers or members of FINRA, acting as underwriters or placement agents, in which event the broker-dealers will also conduct the Offering on a “best efforts” basis, and pay such broker-dealers a cash commission of up to 1.0% of the gross proceeds raised by such broker-dealers. For purposes of clarification, such commission would be in addition to the commission to be paid to Dalmore, resulting in a potential aggregate commission of up to 2.0% on the aggregate amount raised in this Offering.

Technology Services

The Company has engaged Technology Agent to provide certain technology services to the Company in connection with the Offering, including the online platform of the Technology Agent. After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, the Offering will be conducted on FundAmerica, the online platform of Technology Agent through the Investor Relations page of our website at www.invest.stagewood.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price by ACH debit transfer or wire transfer to an account designated by the Company. Escrow services will be provided by Prime Trust, LLC, who will manage the distribution of funds. We will pay escrow service fees, including $500 for a one-time Escrow set up fee, (11) $16.13 for the Escrow Account set up fee; (iii) $150.00 for each Escrow Closing; (iv) $25.00 for the Escrow Account monthly maintenance fee and (v) $5 per investor for a one-time accounting fee (investor onboarding) upon receipt of funds. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering, or (ii) the Termination Date. Funds will be promptly refunded, without interest, for sales that are not consummated. We will pay certain itemized technology fees to the Technology Agent for its services, including: (i) $300 for a one-time set up fee for the Test the Waters Landing Page; (ii) $641.94 for a one-time set up fee for the offering Platform; and (iii) assuming up to 150,000 subscribers, $15.00 per investor for a one-time transaction fee (investor onboarding) upon receipt of funds (the “Invest Now” button fee). Technology Agent is not participating as an underwriter or placement agent of the Offering and will not solicit any investment in the Company, recommend the Company’s securities, or provide investment advice to any prospective investor, or distribute the Offering Circular or other offering materials to investors. All inquiries regarding this offering or escrow should be made directly to the Company or the Placement Agent. The Technology Agent will collect $75.00 from each investor to offset some of these costs, as well as fund processing fees and AML/BSA fees. Any remaining balance from processing fee collections after covering these expenses will be donated to Non-Profit entities, namely the StageWood Entertainment Foundation and the CrypTykum Foundation.

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Transfer Agent and Registrar

VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York 11598 is the transfer agent and registrar for StageWood Consortium Inc.’s common stock.

Stock Certificates

Ownership of the Shares will be “book-entry” only form, meaning that ownership interests shall be recorded by the Transfer Agent, and kept only on the books and records of Transfer Agent. There will be no cost to the Subscriber to hold the shares, in book entry, on the books of the Company. No physical certificates shall be issued, nor received, by Transfer Agent or any other person. The Transfer Agent records and maintains securities of Company in book-entry form only. Book-entry form means the Transfer Agent maintains shares on an investor’s behalf without issuing or receiving physical certificates. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out email confirmations of positions and notifications of changes “from” Company upon each and every event affecting any person’s ownership interest, with a footer referencing Transfer Agent.

ERISA Considerations

Special considerations apply when contemplating the purchase of Shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of the Shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no Shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of our Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of Shares and the distribution of the prospectus outside the United States.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

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(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

We expect to commence the sale of the Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the SEC. The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business one year after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company (“Termination Date”). The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A.

Testing the Waters

We will use our existing website, www.invest.stagewood.com to provide notification of this anticipated Offering. Prior to the qualification of the Offering by the SEC, if you desire information about this anticipated Offering, you may go to the Investor Relations page at www.invest.stagewood.com and click on the “Reserve Your Shares” button (our website will redirect you, as a prospective investor, via the “Reserve Your Shares” button to our online platform landing page on the FundAmerica website) where prospective investors are asked to provide certain information about themselves, such as his, her or its name, phone number, e-mail address, zip code and the amount of shares of interest, constituting a non-binding indication of interest (“Potential Investors”). This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on our online platform. All Potential Investors have received and will continue to receive a series of comprehensive educational emails explaining the entire process and procedures for subscribing in the Offering and “what to expect” on our online platform. Upon qualification by the SEC, Potential Investors will be invited to participate in subscribing in the Offering (set forth below).

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Procedures for Subscribing

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, if you decide to subscribe for any Shares in this Offering, you should:

Go to the Investor Relations page of our website at www.invest.stagewood.com and click on the “Invest” button (our website will redirect you, as an investor, via the “Invest” button to our online platform landing page on the FundAmerica website) and follow the links and procedures as described on the website to invest.

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds via ACH or wire transfer (or by such alternative payment method as may be indicated on our online platform) for the amount set forth in the Subscription Agreement directly to an account designated by the Company.

The website will direct interested investors to receive (upon their acknowledgement that they have had the opportunity to review this Offering Circular), review, execute and deliver subscription agreements electronically.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares the Offering Statement of which this Offering Circular forms a part as qualified.

We anticipate that we may hold one or more closings for purchases of the Shares until the offering is fully subscribed or we terminate the Offering. Participating broker-dealers will submit a subscriber’s form(s) of payment generally by noon of the next business day following receipt of the subscriber’s subscription agreement and form(s) of payment.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the shares of common stock does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the shares of common stock for your own account and that your rights and responsibilities regarding your shares of common stock will be governed by our chart and bylaws, each filed as an exhibit to the Offering Circular of which this Offering Circular is a part.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to an account designated by the Company, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

No Selling of Previously Outstanding Securities

No securities are being sold for the account of existing security holders; all net proceeds of this offering will go to the Company.

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USE OF PROCEEDS TO ISSUER

If the offering is fully subscribed and gross proceeds are $75 million, then we estimate that the net proceeds after offering expenses and commissions (less processing fee charges) will be approximately $73,400,000. StageWood plans to use the net proceeds as follows:

Ticket Inventory:	$16,000,000
Event Production Investments:	$12,000,000
Financial Escrow Funds:	$5,000,000
StageWood Property Acquisition
and Buildout (3 locations):	$26,700,000
Corporate Headquarters Buildout:	$1,845,000
Furniture and Equipment:	$339,000
Research and Development:	$700,000
Professional Fees:	$250,000
Marketing of Offering:	$3,750,000
Product Advertising:	$1,950,000
Working Capital and Reserves:	$5,850,000

If the offering size were to be $37,500,000, representing approximately 50% of the maximum offering amount, then we estimate that the net proceeds would be approximately $36,700,000. In such an event, StageWood anticipates that it would use the net proceeds as follows:

Ticket Inventory:	$8,000,000
Event Production Investments:	$4,016,000
Financial Escrow Funds:	$2,500,000
StageWood Property Acquisition
and Buildout (1 location):	$7,500,000
Corporate Headquarters Buildout:	$1,845,000
Furniture and Equipment:	$339,000
Research and Development:	$700,000
Professional Fees:	$250,000
Marketing of Offering:	$3,750,000
Product Advertising:	$1,950,000
Working Capital and Reserves:	$5,850,000

The Company reserves the right to apply the proceeds of the offering in different proportions, or to other related or unrelated uses without notice if management believes it is in the best interests of the Company.

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THE COMPANY’S BUSINESS

Overview

StageWood Consortium, Inc. was formed in January 2018 and is the corporate manager of a network of entities dedicated to the development, promotion, and coordination of entertainment events under a technological platform that creates honest, trusted, secure transactions ruled by immutable Smart Contracts.

Capitalizing on the boom of social media platforms, artificial intelligence, and the security and reliability of information technology, we have developed an alternate pathway to entertainment that allows fans, artists, and event producers to engage in ways they haven’t been able to before. Our delivery approach includes 5 carefully crafted steps:

1.	Launch our new social media platform: The Tyket Mobile App, dedicated to creating entertainment events and experiences that will focus in connecting artists with their fans, and producers, allowing the latter to have reliable talent pool to choose from for their events.

2.	Negotiate bulk deals with venues and producers, so we can offer premium Tyket users, the Fanatyks, exclusive access to entertainment experiences and packages that are distributed on merit, rather than price bidding. Priority of this merit is assigned with community status and gamification—the more they use Tyket, the higher their status. This includes sharing and liking content, posting status updates and stories, and engaging with other fans, artists, and producers. Everything is equated for. We have begun the process of leasing private suites in sporting venues and theaters in the metropolitan area of Miami, already having secured Hard Rock Stadium and Loan Depot Park. These agreements include the details for securing seats in events at those venues that will be available to our Fanatyks immediately after Tyket’s launch.

3.	We will be providing all users with opportunities to participate in our own production events, including an annual festival called TykLash, where we host showcase finalists from our exclusive, virtual talent competition hosted on Tyket. This is an intuitive way to expose fans and producers to new talent and more importantly, serve as a platform for substantial artist growth. Admission to our events will be sold at face value. Users will receive presale priority based on their engagement while premium Fanatyk members receive discounted prices.

4.	Use artificial intelligence (AI) and blockchain technology to engage the Fanatyks with TykFund—a secure and trustworthy way to crowdfund entertainment events, creating a closer relationship between fans, artists, and producers. Our algorithms will suggest crowdfunding ideas to users based on their engagement and preferences for live events. Moreover, users who contribute to crowdfunding efforts will be rewarded with unique perks like VIP access and special memorabilia.

5.	Build a network of Talent Incubator Venues— “StageWoods” —to become the ideal place where up-and-coming, local artists can perform and interact with fans and producers. This will all be held in an engaging, supportive, and entertaining environment that’s perfect for artist growth and enhancing the experience for the Fan.

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The operational revenue will support the growth, marketing, and continuous development of our technological platform. We intend to generate income through the following means:

●	Premium membership options for users (fans, event producers, artists, etc.).
●	Mobile advertisements in our social media app, Tyket.
●	Distribution of event tickets, which are negotiated to the user’s advantage.
●	Smart Contract creation fees for platform-managed events.
●	Co-production opportunity of all events (crowdfunding).

Our initial expectations are for 3% of our registered users to take advantage of our premium membership offerings; and enjoy priority status for unique experiences at wholesale prices.

We anticipate that further revenue will be generated in the future by our StageWood locations, by hosting:

●	Live performance micro-theaters
●	Main stage shows
●	Fully functioning bars and restaurants
●	Club services
●	Talent incubation and subsequent management

We’re designing our platform in such a way that it should become the preferred social media network for entertainment. Our strength is our ability to centralize Fan engagement with trending artists while upholding honest business transactions between Event producers, artists, and fans. From ticket purchases to crowdfunding events—all powered by Smart Contracts—StageWood will provide new and innovative pathways to organize, coordinate, and experience live events.

We currently control and fully own the following entities:

●	MyN3 Corporation, which is directly responsible for the development of the Tyket, TykMart and Tyket-Pro apps.
●	StageWood Events, Inc., which will be coordinating the production of entertainment events.
●	TykBroker Corporation (DBA Fanatyks), which is dedicated to the exchange of live entertainment tickets in primary and secondary markets, to identify and secure opportunities for our users. Our premium members, who we refer to as “Fanatyks” will also have access to VIP suite packages with exclusive offerings.
●	Tykwood, Inc., which is dedicated to the financial support of events produced within the network of our community. Tykwood will partner with producers as a lender or investment partner in the production of events. A crowdfunding platform will be built to provide opportunity for users to invest in events productions, once all requirements to register as a crowdfunding platform with regulating entities have been completed and approval obtained. Tykwood will also provide merchant payment transaction services such as credit card processing, crypto currency payments and bank transfers on behalf of all other subsidiaries and requiring community entities.
●	StageWood Corporation, which is in charge of the development of “StageWoods”, which will be owned or franchised facilities that will host theaters, music stages, culinary art showcases and visual arts.

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Products:

THE TYKET APP

Our revolutionary mobile application, Tyket, will allow for all of its users to purchase, engage, and crowdfund all in one place. The app is currently being tested by a select group of users, and it is being made available in the Apple app store for pre-registration with scheduled release to the public in general on August 9, 2021. The three core members of our community—the fans, artists, and producers—can interact with one another, which helps producers find artists, and fans get to know their favorite performers. Tyket makes things easy for fans, artists, and producers. By simplifying our search engine and refining our online marketplace for live entertainment events, our app will be the easiest, most convenient way for anyone to connect with and see their favorite artist live.

Tyket uses proprietary, patent pending software technology that allows us to retrieve, analyze, and report massive amounts of data about entertainment events and entertainment venues. The information is subsequently presented on users’ smartphones in a visually intuitive manner without sacrificing crucial information. The user can query the data to narrow it to their interests. While searching for entertainment, the user will be initially exposed to events and venues competing for increased visibility through search engine optimization or advertising payments. Separate advertisements will be embedded in-between entertainment options as well, providing a major source of revenue. Fans, talents, and producers of events will have the opportunity to create their profiles and promote themselves on Tyket. They will be followed by other users interested in their profiles and will be allowed to operate their own in-app stores to sell memorabilia and tickets to entertainment events. When a user finds an event they are interested in, they will be provided with a “Find Tickets” button which will trigger a back-end marketplace search for tickets to that event. This platform will evaluate all available options and present the optimal results for the user to choose from. This platform will strive to connect to all possible ticket providers by negotiating electronic access to point of sales. Our own custom point of sale will also allow ticket holders to display their inventory for sale to other Tyket users. Tyket will manage all ticket transfers and securities within the app itself, providing an increased layer of protection. Talents and producers will be able to follow each other, establish secure connections to coordinate upcoming events, discuss potential agreements, and invite fans into the conversation through an enclosed access. Events will have their independent profiles which will be promoted and managed by all responsible parties. Events could be promoted to priority exposure while increased user engagement within those profiles will grant them organic priority as well. Tyket will have special dashboards to promote competition for event tickets through gamification, as well as a dashboard to promote entertainment merchandise. Once compliant with crowdfunding regulations, a dashboard in Tyket will promote potential events that may occur if users raise enough funds through our secure crowdfunding process. Another dashboard will promote young talents in a worldwide virtual competition hosted on Tyket. Finalists will attend our annual live festival, TykLash, where a group of judges will determine the next generation of talents to be promoted by StageWood. Through the comprehensive capabilities of Tyket, upcoming generations of influencers in the community will be promoted. More so, concierges and event promoters will use Tyket as a tool to extend their services by establishing a virtual presence on the app. Entertainment venues and businesses will also have opportunities to promote their offerings within Tyket’s interactive map or the app’s navigational dashboards.

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Tyket includes advanced blockchain technology that allows us to create Smart Contracts—another way to ensure that all of our users have secure, honest, and ethical transactions. This removes any unnecessary third-party fees; and is intended to eliminate fraud risks. Smart Contracts are a users’ way of knowing that their investment is secure in case there are any last-minute cancellations, and it also protects them with proper damage retributions. In the event of refunds, if the purchase made in-app, they’re seamless and easy.

Tyket will also provide an online marketplace for tickets and memorabilia that will act as the engine for providing users with access to any and all types of events; from concerts to cooking shows, to festivals and plays.

Peer-to-peer (P2P) ticketing exchange is possible within our system. Instead of missing an event, users can exchange or transfer their unused tickets to other fans within the platform.

Tyket Features:

●	Tyket’s home page will be customizable, showing each user a personalized selection of live shows near their current location.

●	Competitions for discounted VIP packages and tickets will be facilitated through trivia questions and other forms of gamification, ensuring increased user participation.

●	Prizes can also come as rewards with purchases.

●	Fans can use the Tyket app to browse all events near them and purchase tickets.

●	Electronic tickets can be found under the “My Tickets” page and the “Vault” page in the Tyket app.

●	Tyket sends push notifications with updates regarding purchased events to users’ phones.

●	Fans may resell their tickets directly on the Tyket app.

●	Tickets can be purchased, resold, or transferred from one user to another on a peer-to-peer basis.

●	The seller is charged a 15% transaction fee for every peer-to-peer sale.

●	5% of the aforementioned fee is added to the artist’s Smart Contract, increasing their final pay out for events that allow ticket resales. The 5% can also be contributed towards their retirement plan and other benefits like health insurance, dental, etc.

●	Fans have the chance to crowdfund certain events, where they can participate as VIP guests and get rewarded for financing operations.

●	Our premium users, the Fanatyks, get the lowest-priced tickets; with major savings on all kinds of live events.

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TYKET FOR FANS

Using Tyket as a Fan certainly has its advantages. Fans can buy and resell tickets, receive updates on their upcoming shows, crowdfund events, and engage with their favorite artists - all within Tyket.

Fans will have the opportunity to compete for VIP packages and rewards. Tyket is currently being tested and scheduled for its Beta release on August 09, 2021 allowing an embedded community to grow and provide customer feedback to help refine ongoing improvements and new features implemented into the app.

FAN BENEFITS

●	A social media platform that gives them full access to entertainment information.

●	Fans get the chance to compete for tickets and reward tokens, raising user engagement and popularity of the app.

●	Push notifications sent to their phone for competitions and price drops.

●	Fans’ home page has news regarding their favorite artists and more.

●	Our AI technology utilizes algorithms to alert users when there’s an event that matches their interests.

●	Ability to crowdfund events and participate in the ensuing rewards.

●	The use of an interactive ticketing system that’s built on a trustworthy marketplace, where all users can find tickets to events that suit their interests.

●	Pre-orders are easy and users save big when buying tickets directly through our app.

●	StageWood’s platforms use an interactive pricing algorithm that allows users to obtain tickets at a price determined by the market interest value at the time of sale.

●	Peer-to-peer ticket transfers done on the-go through our mobile application.

●	Up-to-date market information allows fans to know how much tickets are currently going for before reselling them for more (or less).

●	Automatic refunds will be made in the event of an unforeseen event cancellation.

●	Rewards programs and promotions allow fans to use their tokens when purchasing within the app to save money.

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TYKET FOR TALENTS

On Tyket, talents can connect with Event producers and process transactions using our fast, secure, and trusted Smart Contracts, generated in our blockchain platform. Both parties can be confident in their legal protection and online safety.

 TALENT BENEFITS

●	Talents and other artists can receive performance requests from fans and producers.

●	Payments to talent are secured in their Tyket Wallet and released in full after the show.

●	Electronic Funds can be kept in Wallet as savings.

●	Artists will look to join the StageWood community to become available for hire for any StageWood promotional event.
●	Artists usually rely on a PR team and similar avenues to manage their “advertising”. Mostly, they rely on word of mouth or social media reputation to boost their popularity and broadcast their availability to book shows, increasing their client database. The entertainment industry is already competitive enough as it is, and establishing a demand for a specific skill set is difficult.

●	The Tyket platform will be an excellent resource of constant exposure that’s focused toward a market who’s in search of diverse talent. Producers can hire artists for events under the use and protection of Smart Contracts powered by a blockchain platform that secures funds until all agreements are met.

●	StageWood’s networking community gives artists access to an entire industry and a plethora of business possibilities. Being listed on our platform raises their potential to get discovered by producers based on geolocation, skill set, and availability. Interacting with fans increases the artists’ engagement, setting off a crowdfunding suggestion to the fans who engaged with the said artist. All this is possible through Tyket’s innovative algorithms and AI technology.

●	StageWood’s networking community presents artists with various business opportunities, as they’re exposed on such a large platform.

Premium Verified Talents

StageWood’s experienced and comprehensive recruiting team will administer an admission standard that all performers will have to meet in order to use our platform as a “Premium Verified Talent.” In order to be a registered Premium artist or talent within the platform, they must first be accepted, where a review of their skills and talents will be conducted (including shows, live interviews, etc.) as well as their social media presence. At StageWood, we are dedicated to amassing local, talented artists who are passionate about music and/or the performing arts. Once they’re vetted and approved, the talent gets access to a premium profile of their own, right on the Tyket app. Through the app, the artist will get a link that connects them directly to their fans so they can engage, update, and crowdfund events. Every talent will be given the opportunity to be a member of the StageWood Entertainment Foundation, a non-profit organization that supervises the well-being of the arts community, and the behavior of entertainers, producers, and associated parties. Being a Premium Verified Talent opens the door to opportunities for crowdfunding events and discovery by professional producers, managers and marketers.

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The app stores any and all data in a blockchain ledger, where all the past performances of an artist are up for the public to see. When producers are looking to recruit artists for their events, this data will help them with the process. This creates transparency between both parties, with Smart Contracts in place to protect and secure payments.

Privacy is anyone’s main concern when using mobile apps and the internet. Tyket users can be assured that our platform will never register any personal information onto the publicly available blockchain, ensuring that the link between the talent’s profiles and their key on the blockchain can never be made available to a third party. State-of-the-art proxy accounts and cryptographic techniques will ensure protection of this sensitive information.

Reviews made for the artists will be solicited by Tyket once a performance is finished, so the artist can build their credibility and rating. Customer support will be available via online chat and email 24/7 for all types of inquiries and reports. A team of blockchain experts will be available to help implement Smart Contract agreements and answer technical questions.

PERFORMER USER FLOW ON TYKET

●	A certified artist within our system receives a performance request.
●	artist may then choose to accept the request.
●	Smart Contract is created.
●	Any ancillary service can be contracted through the app (e.g.: Insurances, security, equipment, etc.).
●	artist performs at the venue
●	Smart Contract is settled.

PROFESSIONAL RESUME

Tyket is able to certify an artist’s reputation through the blockchain, incorporating identity management into the platform. This will be transferable to our other applications through APIs for decentralized reputation validation. Artists can use this hard-earned reputation on Tyket as verifiable proof of their accomplishments to other platforms. StageWood and MyN3-Pro will accept reliable certifications from other platforms as a contribution to their Tyket artist profiles.

Our goal is to become a global reputation system for artists on the blockchain. StageWood Consortium, Inc. will use state-of-the-art proxy accounts and cryptographic techniques to protect this information.

 TYKET FOR PRODUCERS

The resources available to producers on our platform allow for simplified research when it comes to selecting and contracting artists for events. Being able to search by talent, availability, and reviews narrows the alternative of verified candidates, avoiding all antiquated methods that are time-consuming, unreliable, and high in risk.

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Users—regardless of status—have complete freedom of choice when using the app. Crowdfunded events led by fans will present alternative projects for local Event producers, without the traditional financial risks.

PRODUCERS BENEFITS

●	Tyket provides locals with crowdfunded events to minimize the producer’s financial risks—especially if it’s a highly-requested, heavily-funded show.

●	Contracting an artist within the StageWood community allows for discounts in pricing

●	Feedback is highly encouraged, as consistent reviews help the artist establish credibility, reliability, and opportunities for engagement. By leaving reviews, producers get the chance to win grant discounts for future Contracts.

●	Tyket gives producers access to communicate with the StageWood Consortium, who may serve as a co-production partner, allowing for financing of accredited events/productions.

●	Proven, responsible producers may opt for partnership in productions, which will be structured on a VIP status—available only for producers.

●	producers share the commission distribution of ticket resales.

●	Priority access for performers in times of peak demand.

●	Ability to have a backup performer available in case of unexpected, last-minute cancellations from the main artist.
●	Access to the exclusive artist-only community platform.

●	VIP and Premium services are available through a membership offered only to Verified producers who have an established history of transactions within the network, and appropriate review ratings—as per guidelines from the StageWood Entertainment Foundation. Several levels of VIP status (Platinum, Diamond, Gold) will dictate the producer access to the following talent information:

●	Rankings
●	Calendar and Regional Availability
●	Price ranges

TYKET VALUE PROPOSITION

●	Vetted and trustworthy membership for the entertainment community.

●	Disruption of the ongoing antiquated ticketing method for live events to propose a new and effective way for fans to get event prices with a discount.

●	Utilizing a merit and point-based system that gauges fans interaction with a particular artist rewards them with priority access passes for big savings and VIP packages at a fair price.

●	Smart Contract templates that secure performance agreements between two parties.

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●	Low-cost advertising. The membership in the application will include a comprehensive profile page filled with an array of marketing tools. The selected information in the profile will be available for community review.

●	Using Tyket is not limited by any border or barriers. At launch, it will be available for download and use anywhere in the world. Marketing efforts to promote Tyket will be staged in metropolitan areas in accordance with the level of funds raised and availability of resources until we achieve worldwide identification and usage.

Fanatyks Priority Program

Our Fanatyks program gives users the ultimate opportunity to upgrade their account and go from Fan to Fanatyk. Upgrading to a premium Fanatyks membership entitles users to receive major discounts, and prizes. Fanatyks have the option to reserve private events at negotiated prices while having priority booking to all shows. With several tiers of Fanatyks memberships to choose from, each one will offer something different; though anything the top-tier memberships are benefiting from, other users (even regular, non-premium users) have the chance to compete for the prizes through games, online trivia competitions, and more.

Rewards/Points/Badges:

When users engage with one another and continuously use Tyket to make purchases, they get rewarded with perks; some of which include but are not limited to rewards; a higher social status on Tyket (with special opportunities attached); and premium ticket options. Fanatyks will get bigger rewards than free users.

Gamification:

Friendly online games and competitions will allow Tyket users to compete against each other for tickets, and social status improvement. Fanatyks will receive a slightly increased score based on their level of membership to serve as an advantage in these competitions!

Pre-Sale Purchases and Brokering:

TykBroker Corporation (DBA Fanatyks) will purchase tickets in the open market to take advantage of opportunities that will be passed along to our users at cost prices (plus commissions). Some of these opportunities will only be available to Fanatyk members. Based on their interest and social status in the community, Fanatyks will also be able to submit presale requests for upcoming events, with TykBroker acting as a representative for our Fanatyks to get them the best deals in the industry.

VIP Suites/Celebrity Programs:

Private VIP suites in sports venues and theaters have already been acquired and negotiations will continue to establish more across the country. Sponsorships will be able to cover the expenses of bringing celebrities and artists to these suites. Fanatyks will get priority access to wholesale-priced seats in these suites. The surplus will be distributed amongst our free users, who will compete in online games and challenges for a chance to win discounted tickets to see their favorite artists in these suites.

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Fanatyk Premium Memberships

The Fanatyks members will be given the opportunity to enjoy higher priority for exclusive benefits and private offerings.

StageWood Events:

StageWood will partner with Event producers to create a supportive entertainment community for the growth of artists, the enjoyment of fans, and the chance to experience memorable live performances.

Coordination of StageWood Events (produced for large audiences) is currently in process. The first events fully managed by StageWood Events, Inc. will be announced in the fall of 2021. Ticket sales for these events are expected to be available by winter 2021; while we anticipate that the actual performances of our produced events will occur in early 2022. A search for one (or several) original branding artists to perform at these events is already underway, with several candidates already in negotiations. Once identified and coordinated under the platform, the initial series of concerts with these artists will trigger the marketing and launch of StageWood’s landmark events. VIP access to these events will be coordinated for our most involved followers and supporters. The organization of events under StageWood production will continue to grow as our Tyket membership grows.

We expect to launch our first StageWood TykLash talent competition alongside Tyket’s launch. This competition will be carried on the Tyket application and consist of a virtual talent contest. Individuals with interesting talents will register in one of 120+ talent categories. They will be required to upload a video of their talent in order to accumulate a significant number of likes by the Tyket community. Those reaching a designated threshold of likes and followers will qualify for a semifinal virtual competition led by judges. The finalists will be invited to a live competition at our “Music Festival of the Arts,” where they will perform on stage and for the media along with famous professional talents in their categories. The “Cofresí Music Festival of the Arts” will be StageWood’s main event and continue on a yearly basis as the final event for our yearly StageWood Tyklash competition.

We will be providing all users—fans, artists, and producers—with an annual festival, hosting finalists from the StageWood Entertainment Foundation’s Talent Competition, produced by StageWood Consortium, Inc. Tickets will be sold at face value, with priority and premium members receiving discounted prices. This annual festival will be one of the main events that we will be producing, for the benefit of all users, their communities, and the entertainment industry.

Fans will enjoy these types of events:

●	Entertainment Events
●	Sporting Events
●	Music and Art Festivals
●	& more

All business transactions for our StageWood events will be made using our smart contracts, to establish the presence of the blockchain network in the market.

Crowdfunding StageWood Events

All kinds of entertainment events can be produced within Tyket, some of which include: live music performances, theatre, visual art expositions, culinary art events, and more.

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The AI tech within our system will allow us to identify events with significant potential for success, generating crowdfunding suggestions for fans, artists, and producers. Fans involved with the crowdfunded event get rewarded with a VIP experience.

Fans that engage with and are part of a crowdfunded event receive rewards that often come in VIP experiences. Producers are also able to crowdfund events if they’re looking for a little more help, exposure, or funding for a dream project of theirs. By doing so, they are able to create lasting experiences for the fans and fulfill their own goals.

STAGEWOOD FRANCHISE

A network of physical StageWood locations will be constructed in major metropolitan areas around the world and will be managed by the StageWood Corporation. Each facility will operate as an independent enterprise, either fully owned by the StageWood Corporation, or as a licensee or franchisee of the corporation. They will complement the StageWood community by providing physical, dedicated stages where artists can display their talent and become an incubator to cultivate local talent.

Working exclusively under Tyket platforms, these sites will provide year-round, continuous job opportunities for artists and promote the development of rising stars in all forms of art expression; including, but not limited to, music, theater, visual, and culinary arts.

The StageWood sites will share a cohesive and uniform look that will be identified by its layout.

The interior of our StageWood locations will be modular to accommodate retractable theater seating that will be hidden within the walls of the common area surrounding the main stage. This allows tables and lounge sofas to be removed with ease so that the whole common area can be converted into a large theater that plays concerts and musicals for more than 1,000 patrons. There will be a schedule of concerts and events around the regular, day-to-day operations of each StageWood location.

The first StageWood location is projected to be headquartered in Miami, Florida. This colorful, vibrant city is growing exponentially, and is quickly becoming a global mecca for the performing arts, with popular and well-known artists taking residence in the South Florida area.

Los Angeles and New York City will be targeted secondarily, as we view them as the international capitals of the entertainment industry. After StageWood locations in these cities are developed, rapid expansion in other large metropolitan areas is expected in the United States. It is assumed that any metropolitan area with more than 1 million residents will be an appropriate market for a StageWood location. This means that more than 50 StageWood locations could be developed in the United States alone.

International growth should follow quickly, with countries like Canada, Mexico, Brazil, Colombia, Argentina, Chile, Spain, England, France, Germany, Italy, Russia, China, and India being potentially considered, as the local interest and reception of MyN3 applications grows. Other artistic and economical contemplations may bring additional markets into consideration.

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We anticipate that each facility will include the following services:

MICROTHEATER:

The selection of plays that will run in our Microtheaters will be selected by a network of voluntary contributors who will review the electronic submissions for short play scripts. A classification made by rankings will determine which plays are selected for presentation during a particular season at all StageWood locations. Writers submitting plays will be reimbursed directly to their personal Wallets, using a Smart Contract that will automatically transfer a commission percentage of each ticket sold for their plays, regardless of the location of the play. Novel scripts will be contracted through licensing rights, carried out by the StageWood Consortium, who will have exclusive rights on the use of the scripts.

A collection of scripts will be kept by the Consortium and accessed by the StageWood Corporation to coordinate which plays to include in each season. Writer fees will continue to be automatically assigned to the original creators, promoting perpetual income from their collaborations.

The plays will be produced and coordinated by local directors, who will cast local artists to perform the productions. Prominent and established artists will also be contracted for the chance to tour at StageWood locations and participate in plays on a sponsored basis. Young artist development in acting, comedy, and other performances will be promoted and nurtured, so that StageWood will become a breeding ground of new talent.

Representation by the StageWood Consortium will be offered to promising artists who choose to move forward into larger productions for substantial career growth.

RESTAURANTS:

Similar to the Microtheater, the dining court will contain eight different kitchens, which will be viewable from the common areas through exposure glass, so that the processing of the food itself will become an artistic showcase.

A national competition will be running at scheduled times to coordinate the selection of new chefs, with a winning chef who will oversee one kitchen menu for an established season. Attempts will be made to secure a variety of food options so that patrons will enjoy a diverse array of flavors during their visits to StageWood. The competitions may be televised to promote the visiting of StageWood so food lovers have a venue to enjoy the culinary arts. Winning chefs will enjoy the revenue of their operations and manage their production flow with expert consultancy from the StageWood Corporation. The cost of operations will include a rental fee and revenue-sharing program with the local StageWood location.

Talented and promising chefs originating from the chef competitions (Chef-Athon) will be offered sponsorship agreements by the StageWood Consortium, to develop their independent restaurants outside—or within—StageWood locations.

PERFORMANCE STAGE:

The common area will include lounge sofas and dining tables where patrons can comfortably relax, socialize, and dine. There will be a modular central stage built to accommodate routine performers that will entertain the crowd while they dine or lounge in between their play times.

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This stage will accommodate a DJ (when appropriate) and the whole common area will have retractable theater seating that will be exposed for large concerts by music performers or large theater plays. The flexibility will be designed to accommodate a variety of tour performances that will rotate from one StageWood location to another, as coordinated by the central arts division at the StageWood Corporation.

BAR:

The common area’s central attraction will include a bar with large screen monitors that will display information about the StageWood presentations and events; as well as nationally broadcasted events like sports or other news-worthy occurrences. The bar will maintain a rotation of specialized and carefully-selected bartenders that will showcase their mixology skills and dazzle patrons with their own talents.

PRIVATE BALLROOMS:

Private ballrooms will be located on the second level of the StageWood sites to accommodate private events, benefiting from the activities presented in the common areas. Catering and drink services will be coordinated through the local administration at each StageWood location.

CONCERTS:

Dining tables and lounges will be easily removable to make room for retractable theater seating on a large scale. The entire common area can be converted into a robust performance venue to accommodate music concerts, theater plays, or any other event with over 1,000 patrons. A series of tour concerts will be organized with all StageWood locations to be visited throughout the duration of the tour.

Market

In January 2016, a New York Attorney General report was released that summarized all the issues affecting the entertainment industry. It disclosed abusive practices and scams against devoted fans, heavily requesting for ethical entertainment industry responses. As of yet, no clear solutions have been proposed.

Due to the size of the international live entertainment market, it is impossible to gather accurate data regarding the gross revenue generated by ticket sales alone. However, having reviewed the limited amount of data that is available, we believe that any venture offering improvement to these market transactions will require minimal impact in order to manage a budget of billions of dollars every year. For reference, one of the largest players in the entertainment industry in the United States, Live Nation Entertainment, Inc., achieved total revenue of over USD $11.5 billion in 2019.

While ticket sales is one of our platform key indicators, our main focus is on ancillary revenue that searching for event tickets will generate in our platform, including advertisements, crowdfunding events, co-production management, and attraction of fans to our network of facilities. While there are many social media platforms in the market like Facebook, Instagram, Twitter, LinkedIn, etcetera, none are focused on live entertainment. As LinkedIn is focused on business networking, our platform is focused on entertainment networking.

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Competition

As a referral platform, we do not consider the ticket sales market as a competition, but as a partner. We currently have arrangements to forward fans to Ticketmaster, (the largest primary ticket sales vendor), Stubhub, Ticketnetwork, Autoprocessor, and many others so that users can purchase tickets for their events. While we do collect a commission for these referrals, we are more interested in the fans’ activities to get to this point in their purchasing decision: i.e., searching for entertainment and deciding on an event.

Social media platforms are our direct competition for each user’s attention on their mobile device. In this regard, Facebook and Instagram are our most direct competitors. Their domination of the market is overwhelming. However, users do not enjoy other direct gains beyond the social media connection. Our platform is focused on rewarding our users with discount tickets, token rewards, free promotional offers, and more perks that they won’t find on other social media platforms. As rewards increase with more intensive use of our platform, we expect to slowly make lead ways in the vast social media networking market.

Suppliers

Ticketmaster, Stubhub, Ticketnetwork, Autoprocessor, and several other partners provide us with a database of events across the world which we download through Application-Program-Interphase (API) connections to create our own curated database of events. The curated database is then used to present the information to our users in a simple and practical format, allowing them to find matching events.

While we continue to make agreements with ticket distributors to enrich our database, we are also developing our own events tracking system which identifies public event information and adds the information to our database.

Tickets at wholesale prices that allow us to offer significant discounts compared to market prices, are obtained from ticketing partners or directly from producers of events. One major source of these tickets is from lease purchases of suites and season ticket seats at sports-centric venues. We’ve already started to build our inventory and we expect to hold at least a private suite in every professional sporting venue in the United States. Our goal is to ultimately become the largest holder of seats for every sport association - professional or amateur - which we anticipate will bring us significant discounts to pass along to our users.

Research and Development

No research and development costs have been incurred.

Employees

The Company currently has fifteen (15) full time employees, seventeen (17) independent contractors, and twelve (12) advisors. Our full-time staff includes our founder and Chief Executive Officer, our Chief Technology Officer, our Chief Marketing Officer, our Sales Director and software developers among others. We have an employment agreement with every single one of our employees, which include detailed and comprehensive confidentiality, proprietary rights and non-compete agreements. Similarly, we have executed independent contractor agreements with every contributor, carrying similar agreement clauses.

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Our Chief Technology Officer (“CTO”) is a full-time employee. Our software developers are all working full time for the Company and have been developing all the iterations of our main app, Tyket since inception. We also have engaged several contractors collaborating with different aspect of our applications in the past, including an agreement to provide software development services with Chetu, Inc. one of the largest providers of software development services in the United States. Nevertheless, at this time, all software development work is being carried on inside the Company, by full time dedicated staff, committed to the preservation of corporate information, technology development and project planning secrecy. None of our staff are authorized to work on software development for third parties and their work is performed under a technology environment protected with restricted access and cryptographic security identification features.

Our marketing department includes a full time Chief Marketing Officer (“CMO”), a social media manager, a full time copywriter, a digital designer and a web developer.

Our sales department includes a full time Director of Sales, a full-time business development specialist, a full time event coordinator, and 3 independent contractor receptionists.

Our staff is rapidly growing to the extent that our headquarter offices in 5200 Blue Lagoon Drive, Suite 235, Miami FL 33126 is currently filled up to capacity.

StageWood Team Roster

Last Name	First Name	Position	Status

Executive Suite
Figuereo	Santiago	Chief Executive Officer	Independent Contractor
Martinez	Asdrubal	Chief Marketing Officer	Independent Contractor
Dechev	Damian	Chief Technology Officer	Independent Contractor
D’adesky	Mathew	Director of Sales	Employee

Litigation

From time to time, the Company may be involved in legal proceedings. The results of such legal proceedings and claims cannot be predicted with certainty, and regardless of the outcome, legal proceedings could have an adverse impact on the Company’s business because of defense and settlement costs, diversion of resources and other factors. The Company is not currently involved in any legal proceedings.

THE COMPANY’S PROPERTY

The Company owns all furniture and equipment in use by our staff, including all furniture and computing equipment at our headquarter offices and satellite office in the Dominican Republic. We currently operate, in a leased space at 5200 Blue Lagoon Drive, Suite 235, Miami FL 33126, which serves as our dedicated corporate office. We also utilize a rent-free arrangement, out of space in the Dominican Republic that is owned by our Chief Executive Officer. We anticipate that within two months of completion of this offering, regardless of the amount raised, we will relocate to a larger office space both in Miami and in the Dominican Republic. We intend to maintain our corporate offices in our hometown, Miami, Florida. The design of the first StageWood facility in Miami will include our custom designed space for our headquarter facilities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Overview

StageWood is a corporate manager of a network of related entities dedicated to the development, promotion and coordination of entertainment events under the security of smart contracts and a blockchain technology platform that creates trusted and secured transactions. The Company aims to collaborate and create reliable entertainment events by gathering artists, event producers, and fans in a virtual network to deliver unforgettable experiences.

Organization

StageWood was incorporated on January 5, 2018, under the laws of the State of Delaware. All subsidiaries below are wholly owned by the Company as of December 31, 2020:

StageWood Corporation (“SW Corp”) was incorporated on January 5, 2018, under the laws of the State of Delaware, for the purpose of providing communities and metropolitan areas with physical StageWood locations hosting micro-theaters, a main stage, gourmet chef’s kitchen and bar to create exclusive entertainment experiences for the TykBroker community and the public (See TykBroker Corporation below).

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MyN3 Corporation (“MyN3”) was incorporated on January 5, 2018, under the laws of the State of Delaware, for the development of social media web and mobile applications, as well as with the required entertainment trading platforms for the development, promotion, and coordination of entertainment events. Their mobile application, Tyket, is an all-in-one application that allows peer-to- peer transactions between the three core members of the community: fans, artists and producers. Management believes Tyket is the first mobile application linking social media interaction between fans and artists with an embedded community platform for coordinating and managing live performance events. Exchanges, including crowdfunding and rewards, and ticket purchases acquired through the exchange platform will be protected by smart contracts under robust blockchain technology. Competition for tickets will be based on a merit platform rather than bidding war. Management believes the simplification of searching for liked events in the social media app network, and the easy ticket buying process makes Tyket the easiest and fastest way for fans to access their entertainment.

Tykwood, Inc. (“Tykwood”) was incorporated on January 9, 2018, under the laws of the State of Delaware, for the purpose of managing all financial transactions of the Company’s blockchain technology including wallet management, funds storage, token exchanges, crowdfunding and events finance. The Company will use an internally developed platform built on the Hyperledger Fabric protocol. Tykwood will manage financial exchanges.

TykBroker Corporation (“TykBroker”) was incorporated on September 26, 2019, under the laws of the State of Delaware. TykBroker is doing business as Fanatyks. Their role is to secure tickets to events at reasonable prices, acting as a broker to purchase an inventory of tickets wholesale, and distributing it to Fanatyks. The Fanatyks program will provide memberships to individuals to obtain discounts, prizes and rewards when upgrading their membership status to premium memberships.

StageWood Events, Inc. (“SW Events”) was incorporated on September 25, 2019, under the laws of the State of Delaware, for the purpose of producing entertainment events to be promoted in Tyket social media apps and distributed to Fanatyks.

On August 1, 2020, the Company signed an agreement of reorganization (the “Reorganization”) to exchange all issued and outstanding stock of SW Corp, StageWood Events, MyN3, TykWood, and TykBroker into common stock in the Company.

Results of Operations

For the years ended December 31, 2020 and December 31, 2019.

We generated no revenues for the year ended December 31, 2020, or the year ended December 31, 2019. We do not have any current activities. During the year ended December 31, 2020 we incurred total expenses of $1,431,734, which was an increase of $1,329,096 from our expenses for the year ended December 31, 2019, which totaled $102,638. This increase was primarily due to an increase in our general and administrative expenses, which increased from $99,029 to $1,305,194, and by an increase in our sales and marketing expenses from $3,609 to $125,833.

Assuming this offering is fully subscribed and regardless of sales, the funds raised through this offering are expected to satisfy the Company’s cash requirements through fiscal 2026.

Liquidity and Capital Resources

As of May 18, 2021, the Company’s cash and cash equivalents were $95,724.

To date, we have financed our operations primarily through investments from our founders and by equity investments from unaffiliated investors.

The Company estimates that if it raises the maximum amount sought in this offering, it could continue at its current rate of operations through 2026 without raising additional capital.

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Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Company’s executive officers, directors and significant employees are listed below. The executive officers and significant employees are full-time employees.

StageWood Significant Employees

Last Name	First Name	Current Position	Age	Date Appointed to Current Position

Executive Officers
Figuereo	Santiago	Chief Executive Officer, President, Chief Financial Officer	56	January, 2018
Martinez	Asdrubal	Chief Marketing Officer	46	March, 2020
Dechev	Damian	Chief Technology Officer	43	May, 2020
D’adesky	Mathew	Director of Sales	33	November, 2020

Directors
Figuereo	Santiago	Chairman	56	January, 2018
De Los Santos	Ronald	Director	33	June, 2018
Silvestre	Louis	Director	51	August, 2018
Veras	Frankelly	Director	27	June, 2018
Salcedo	David	Director	27	June, 2018

Significant Employees
Coelho	Joao	Lead Developer	30	July, 2020
Pichler	Taylor	Executive Assistant	29	November, 2020

 Santiago Figuereo, MD, MBA, FAANS, FACS - Founder, CEO, CFO and Chairman of Board of Directors

Dr. Figuereo is our founder and has served as our Chief Executive Officer and Chief Financial Officer since inception. Since February 2017 he has also served as the Chief Executive Officer and a practicing Neurosurgeon for Fibers Neurological Institute, LLC. From November 2008 through February 2017 he held these same positions with Advanced Neurological Institute, LLC

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Recognized with a Day on his name by the City of Miami for his long-standing dedication to community development and growth. Dr. Figuereo has had a significant impact on the business and Entertainment community in Miami. Besides being an Internationally Recognized Neurosurgeon, he has lead enterprises with over 150 contributors. As a pianist himself and an avid Art collector (music and art), he has supported the advancement of the Entertainment community and the social wellbeing of its members in the city of Miami and internationally. His own ventures on the stage include hosting a television show, Dr. Chago. Executive MBA graduate from University of Miami, Dr. Figuereo has been practicing Neurosurgery for more than 20 year as well as managing medical practices as CEO.

Asdrubal Martinez - Chief Marketing Officer

Asdrubal has served as our CMO since April 2020. He’s earned a Bachelor of Engineering from Universidad Tecnológia del Centro (Oct 1992- July 1998) and a Bachelors in Computer Science at Florida Metropolitan University (Sep 1999 - May 2001). Asdrubal built his marketing expertise at prestigious brands, starting as a Digital/Creative Marketing Director at PrimeVision/ADT (2003 – 2007), Marketing & Operations Director at Canvas Wine Tasting Room & Café (2007-2009), Senior Marketing Director & Engineer at Nutech, Inc (2009 - July 2014), Head of Marketing at Hair Club (Aug 2014 – Nov 2016), and VP of Marketing & Creative at Kika Enterprises, Inc (Nov 2016 – April 2020). At StageWood, Asdrubal applies his skillset to conceptualize a variety of campaigns directed across a diverse range of demographics, synthesize digital analytics to gauge campaign efficiency, and adapt to an ever-changing industry with creative strategies. Dru’s unique sense of story-telling and cost-effective approach to marketing is integral to the growth of StageWood.

Damian Dechev - Chief Technology Officer

Dr. Damian Dechev joined StageWood Consortium in May 2020. Dr. Dechev earned his Master’s in Computer Science at the University of Delaware from Aug. 2001 – May 2003, and went on to complete his Ph.D. in Computer Science at Texas A&M University from Aug. 2003 – Dec. 2009 under the supervision of Dr. Bjarne Stroustrup, known for creating the C++ programming language. Since then, he has built an impressive resume that includes working as a Research Associate at NASA’s Jet Propulsion Laboratory (May 2005 – Aug. 2006), a Senior Technical Staff Member at Sandia National Technologies, (Jan. 2010 - Aug. 2010), and joining University of Central Florida as an Assistant Professor (Aug. 2010 – Aug. 2016) and an Associate Professor (Aug. 2016 – present). As the CTO of StageWood, Dr. Dechev is responsible for overseeing all of StageWood’s application development, including Tyket, our flagship app. He is credited with cultivating the exponential growth of our developer team by guiding them through the creation of new technologies. Dr. Dechev’s efforts are necessary to innovate Tyket’s features such as its event-handling and query algorithms.

Ronald De Los Santos - Chief Design Officer and Director

Since June 2018, Ronald has served as StageWood’s lead website and software designer. He started his education at the Technological Institute of the Americas from (Jan 2007 – Dec 2011) before earning his BA in Marketing & Advertising from the Universidad APEC based in Dominican Republic (Jan 2011 - Dec 2014), and completed several specialized courses to bolster his skillset. Ronald has amassed 15+ years of experience, contributing his expertise as a Digital Animator and Graphic Designer at AdVentures Digital Agency (Sep 2012 – Dec 2013) and Partners Ogilvy One Agency (Feb 2014 – Mar 2016). On May 2016, Ronald worked his way up to become the CEO & Senior Art Director of Control Digital Agency until 2018. Ronald joined StageWood as the Chief Design Officer at StageWood. Ronald has refined our branding and designed an array of digital content, websites, and Tyket’s UX/UI to create a seamless experience for users.

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Frankelly Veras – Full Stack Developer and Director

Frankelly is one of the first developers to join StageWood in June 2018. He started his education at Academia La Trinitaria (Sep 2007 – May 2012) for Accountant Knowledge, went on to Instituto Tecnológico de Las Américas (Sep 2012 – May 2015) for a degree in Software Development, and finished at Universidad APEC to earn his Bachelor’s in Computer Software Engineering. Frankelly’s work experience started as a Software Developer who led the I.T. department at HES Facilities Management as a Software Developer (Oct 2014 – Sep 2015) and went on to become a Software Engineer at Baroli Technologies (Feb 2016 – Dec 2017), where he developed robust code for high-volume companies such as Office Depot and Walmart. At StageWood, Frankelly helped build the framework for Tyket and several auxiliary projects with technologies and frameworks such as React, React Native, GraphQL, Node.js, and Prisma. In addition to building the AWS serverless architecture for Tyket and TykMart, Frankelly also designed multiple websites and developed a full-fledged email server that gives StageWood total control of our email communication system.

David Salcedo – Full Stack Developer and Director

David has played an integral role in StageWood since joining in June 2018. Motivated and hungry to grow in the field of computer sciences, he taught himself the essentials of the field to learn how to develop code. He started his career as a Software Engineer at VHLaurencio (Jan 2014 – Mar 2015) and RenovaSpa (Dec 2016 – Aug 2017), before working as a Software Developer at k3d Technologies (Mar 2015 – May 2018). As a Senior Full Stack Developer at StageWood, David is in charge of the general development of Tyket, primarily through converting the design and user flow developed by Ronald De Los Santos into a user-friendly feature. He spearheaded the design for Tyket’s social media features including posts, stories, comments, user privacy, and more. David has also contributed in the selection of technologies to be used within StageWood for all our digital applications, including Tyket.

Louis Silvestre – Director

Louis joined StageWood’s Board of Directors in August 2016. He built a vast repertoire within the music industry. He served as the General Manager for Coco Latin Music (Oct 1995 – Jan 2005) and went on to become a Radio Promotions Director for BMG Music (Apr 2002 – Jan 2006) and Sony Music Entertainment (Aug 2004 – Jan 2006). From there, Louis served as the NorthEast Promotion Director for Machette Music (May 2006 – Jan 2007), Warner Bros. Entertainment (Sep 2007 – Jan 2009), and EMI Music (June 2009 – Jan 2014). He worked as the National Promotions Director for J&N Music Group (Feb 2015 – Jan 2018), and then rose to the level of Senior Vice President of Marketing at G&G Music Group Inc (Jan 2019 – present). Mr. Silvestre’s vast experience in the music industry makes him an essential Board Member to help guide StageWood to success.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal years ended December 31, 2018, December 31, 2019, and December 31, 2020, we compensated our three highest-paid Directors and Executive Officers as follows:

Name and				Option	All Other
Principal Position	Year	Salary	Bonus	Awards (1)	Compensation (2)	Total Compensation

Santiago Figuereo,
Chairman and CEO	2018	$0	$0	$0	$0	$0
	2019	$0	$0	$0	$0	$0
	2020	$0	$0	$95,096	$0	$95,906

Asdrubal Martinez, CMO	2020	$0	$0	$95,096	$86,539	$181,635

Damian Dechev, CTO	2020	$0	$0	$95,096	$87,675	$182,771

(1)	Option awards was calculated using the intrinsic value method using the most recent share price.

(2)	Other compensation is related to individual 1099 payments for services rendered.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Our authorized capital stock consists of 110,000,000 shares, 100,000,000 of which are Common Stock with a par value $0.000001 per share and 10,000,000 of which are preferred stock with a par value of $0.000001 per share. As of May 15, 2021, there were 61,951,600 shares of our Common Stock issued and outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

The following table sets forth information as of the date of this Offering Circular, with respect to the beneficial ownership of our Common Stock (represented as the sum of Common Stock owned plus Common Stock acquirable through the exercise of options) by (i) each person or entity which holds a beneficial ownership of 5% or more of our Common Stock, (ii) the beneficial ownership held by our Executive Officers and Directors (as listed above), and (iii) the beneficial ownership held by our Directors (which includes four Executive Officers as noted above):

Name and address of beneficial owner (1)	Number of Common Shares Owned	Number of Common Shares Acquirable (2)	Percent of ownership (3)
Santiago Figuereo, Chairman and CEO (4)	50,890	62,500	1.8%
Monica Figuereo (5)	45,050,490	0	72.72%
Stephanie Figuereo (6)	15,397,006	0	24.85%
Louis Silvestre	350,000	12,500	0.59%
Ronald de los Santos	250,000	25,000	0.44%
Frankelly Veras	250,000	25,000	0.44%
David Salcedo	250,000	25,000	0.44%
Damian Dechev	0	62,500	0.1%
Asdrubal Martinez	0	62,500	0.1%
Matthew D’adesky	0	0	0%
All Directors and Executive Officers (8 total)	1,150,890	1,425,890	2.29%
All Directors (5 total)	1,150,890	1,300,890	2.09%

(1)	The address of each beneficial owner is in the care of StageWood Consortium Inc, 5200 Blue Lagoon Drive, suite 235, Miami FL, 33126.

(2)	Represents shares of Common Stock acquirable upon exercise of options which are vested or which vest on or before the date that is sixty days from the date of this Offering Circular.

(3)	Percent of ownership includes a calculation of the amount the person (or group) owns now, plus the amount that person (or group) is entitled to acquire upon exercise of options which are vested or which vest on or before the date that is sixty days from the date of this Offering Circular. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities which they are entitled to acquire upon exercise of options which are vested or which vest on or before the date that is sixty days from the date of this Offering Circular. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.

(4)	Dr. Figuereo disclaims beneficial ownership of the shares held by Monica Figuereo (his adult daughter) and Stephanie Figuereo (also his adult daughter).

’

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(5)	Monica Figuereo is the adult daughter of Santiago Figuereo, our founder, Chairman and Chief Executive Officer.

(6)	Stephanie Figuereo is the adult daughter of Santiago Figuereo, our founder, Chairman and Chief Executive Officer.

SECURITIES BEING OFFERED

The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of StageWood’s amended and restated certificate of incorporation, as amended, and bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of StageWood’s capital stock, you should refer to the amended and restated certificate of incorporation, as amended, and bylaws and to the applicable provisions of Delaware law.

Under the amended and restated certificate of incorporation of the Company, adopted May 1, 2020, the Company has 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock authorized.

Rights, Preferences and Privileges of Our Common Stock

Voting Rights

Each holder of our Common Stock will be entitled to one vote for each share held of record by such holder on all matters submitted to a vote of the holders of our Common Stock, including the election of directors. Subject to a quorum requirement of one-third of shares entitled to vote at any meeting the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote will be the act of the holders of our Common Stock (except with respect to elections of directors, which will be determined by a plurality of the votes of shares present in person or represented by proxy at the meeting).

Dividends

Subject to limitations under Delaware law, holders of our Common Stock are entitled to receive dividends, when, as and if declared by our Board of Directors, out of any assets at the time legally available for such dividends. Holders of Common Stock will be entitled to receive ratably those dividends, if any, when, as and if declared from time to time by the board of directors out of legally available funds, when, as and if declared by our Board of Directors. We cannot assure you when dividends might first be paid, if ever.

Preferred Stock

The total number of authorized shares of Preferred Stock shall be ten million (10,000,000) shares with par value of $0.000001 per share. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion, authority to do so being hereby expressly vested in the Board. As of the date hereof there are no classes of Preferred Stock designated, authorized, issued or outstanding. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(i)	The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

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(ii)	the voting powers, if any, of the shares of such series and whether such voting powers are full or limited;

(iii)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(iv)	whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;

(v)	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(vi)	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(vii)	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(viii)	the provisions, if any, of a sinking fund applicable to such series; and

(ix)	any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

Cash Dividends

As of the date of this Offering Circular, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Indemnification of Directors and Officers

The Company’s amended and restated articles of incorporation provide that to the fullest extent permitted by applicable law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Such articles also provide that if Delaware General Corporation Law or any other law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

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Other Rights and Preferences

Holders of Common Stock have no preemptive, conversion or subscription rights. However, holders of Common Stock will be subject to drag-along provisions, see “Stockholders’ Agreement” below. There are no redemption or sinking fund provisions applicable to our Common Stock.

Stockholders’ Agreement

Holders of Common Stock will enter into the Stockholders’ Agreement with the Company, pursuant to which such holders will have drag-along and market stand-off obligations. Under the market stand-off provision, in the event the Company has an underwritten public offering pursuant to an effective registration statement (e.g., an initial public offering), a holder’s ability to sell or transfer their shares may be limited for up to 180 days plus such reasonable period to accommodate certain regulatory restrictions following the date of the final prospectus of such offering. Under the drag-along provision, if at any time, any unaffiliated third party makes a bona fide fully-financed good faith offer to purchase all or substantially all of the outstanding capital stock of the Company and holders of more than sixty percent (60%) of the issued and outstanding shares of common stock of the Company accept, then, upon not less than 30 days’ written notice from the Company or the selling stockholders to all stockholders of the Company and the Company, each stockholder shall be obligated to accept the terms of such transaction, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such offer, the shares pursuant to the terms of such transaction.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 stockholders of record and have filed at least one Form 1-K.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

 INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Office of James G. Dodrill II, P.A. is providing legal services relating to this Form 1-A.

Sarbey, Lexow & Kaufman LLC is providing auditing services relating to this Form 1-A.

50

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES

REPORT ON AUDIT OF CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

51

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES

Independent Auditors’ Report

To the Board of Directors

Stagewood Consortium, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Stagewood Consortium, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020, 2019 and 2018, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3020 North Federal Highway Plaza 3000, Suite 11B Ft. Lauderdale, FL 33306-1417

(954) 374-0555 | (877) 358-0557

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stagewood Consortium, Inc. and Subsidiaries as of December 31, 2020, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

May 17, 2021

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2020, 2019 and 2018

	2020	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$85,801	$31,637	$8,865
Prepaid events and expenses	298,744	13,913	—
Total current assets	384,545	45,550	8,865
Property and equipment, net	25,502	—	—
Software, net	759,532	230,698	110,376
Stock subscription receivable	—	28,000	28,000
Intangibles, net	79,970	23,340	14,015
Deposits and other assets	50,207	3,852	—
Total assets	$1,299,756	$331,440	$161,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Current liabilities:
Accounts payable and accrued expenses	$140,554	$45,071	$19,831
Total current liabilities	140,554	45,071	19,831
Deferred rent	13,414	—	—
Related party note payable	15,000	—	—
Total liabilities	168,968	45,071	19,831
Stockholders’ equity
Preferred stock (10,000,000 preferred shares authorized, none issued)	—	—	—
Common stock	62	61	61
Additional paid-in capital	2,766,898	490,746	243,164
Accumulated deficit	(1,636,172)	(204,438)	(101,800)
Total stockholders’ equity	1,130,788	286,369	141,425
Total liabilities and stockholders’ equity	$1,299,756	$331,440	$161,256

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

	2020	2019	2018
Revenue	$—	$—	$—
Expenses:
Sales and marketing	125,833	3,609	8,719
Depreciation and amortization	707	—	—
General and administrative	1,305,194	99,029	93,081
Total expenses	1,431,734	102,638	101,800
Net loss	$(1,431,734)	$(102,638)	$(101,800)

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

	Common Stock
	Number		Additional
	of		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at January 1, 2018	—	$—	$—	$—	$—
Issuance of common stock	61,257,553	61	243,164	—	243,225
Net loss	—	—	—	(101,800)	(101,800)
Balance at December 31, 2018	61,257,553	61	243,164	(101,800)	141,425
Issuance of common stock	223,126	—	247,582	—	247,582
Net loss	—	—	—	(102,638)	(102,638)
Balance at December 31, 2019	61,480,679	61	490,746	(204,438)	286,369
Issuance of common stock	470,921	1	1,323,287	—	1,323,288
Stock based compensation and professional fees			952,865	—	952,865
Net loss	—	—	—	(1,431,734)	(1,431,734)
Balance at December 31, 2020	61,951,600	$62	$2,766,898	$(1,636,172)	$1,130,788

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

	2020	2019	2018
Cash flows from operating activities:
Net loss	$(1,431,734)	$(102,638)	$(101,800)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	707	—	—
Stock based compensation and professional fees	952,865	—	—
Changes in operating assets and liabilities:
Increase in prepaid and other assets	(284,831)	(13,913)	—
Increase in deposits and other assets	(46,355)	(3,852)	—
Increase in accounts payable and accrued expenses	95,483	25,240	19,831
Increase in deferred rent	13,414	—	—
Net cash used in operating activities	(700,451)	(95,163)	(81,969)
Cash flows from investing activities:
Capital expenditures	(26,209)	—	—
Capitalized intangible assets	(56,630)	(9,325)	(14,015)
Capitalized software development costs	(528,834)	(120,322)	(110,376)
Net cash used in investing activities	(611,673)	(129,647)	(124,391)
Cash flows from financing activities:
Proceeds from stock subscription receivable	28,000	—	—
Proceeds from related party note payable	15,000	—	—
Proceeds from issuance of common stock	1,323,288	247,582	215,225
Net cash provided by financing activities	1,366,288	247,582	215,225
Net increase in cash and cash equivalents	54,164	22,772	8,865
Cash and cash equivalents, beginning of year	31,637	8,865	—
Cash and cash equivalents, end of year	$85,801	$31,637	$8,865
Non-cash financing activity:
Stock subscription receivable	$—	$—	$28,000

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Operations and Organization

Nature of Business

StageWood Consortium, Inc. (the “Company” or “StageWood”) is a corporate manager of a network of related entities dedicated to the development, promotion and coordination of entertainment events under the security of smart contracts and a blockchain technology platform that creates trusted and secured transactions. The Company aims to collaborate and create reliable entertainment events by gathering artists, event producers, and fans in a virtual network to deliver unforgettable experiences.

Organization

StageWood was incorporated on January 5, 2018, under the laws of the State of Delaware. All subsidiaries below are wholly owned by the Company as of December 31, 2020 (see Note 2 for principles of consolidation):

StageWood Corporation (“SW Corp”) was incorporated on January 5, 2018, under the laws of the State of Delaware, for the purpose of providing communities and metropolitan areas with physical StageWood locations hosting micro-theaters, a main stage, gourmet chef’s kitchen and bar to create exclusive entertainment experiences for the TykBroker Corporation (“TykBroker”) community and the public (See TykBroker Corporation below).

MyN3 Corporation (“MyN3”) was incorporated on January 5, 2018, under the laws of the State of Delaware, for the development of social media web and mobile applications, as well as with the required entertainment trading platforms for the development, promotion, and coordination of entertainment events. Their mobile application, Tyket, is an all-in-one application that allows peer-to- peer transactions between the three core members of the community: fans, artists and producers. Management believes Tyket is the first mobile application linking social media interaction between fans and artists with an embedded community platform for coordinating and managing live performance events. Exchanges, including crowdfunding and rewards, and ticket purchases acquired through the exchange platform will be protected by smart contracts under robust blockchain technology. Competition for tickets will be based on a merit platform rather than bidding war. Management believes the simplification of searching for liked events in the social media app network, and the easy ticket buying process makes Tyket the easiest and fastest way for fans to access their entertainment.

Tykwood, Inc. (“Tykwood”) was incorporated on January 9, 2018, under the laws of the State of Delaware, for the purpose of managing all financial transactions of the Company’s blockchain technology including wallet management, funds storage, token exchanges, crowdfunding and events finance. The Company will use an internally developed platform built on the Hyperledger Fabric protocol. Tykwood will manage financial exchanges.

TykBroker Corporation (“TykBroker”) was incorporated on September 26, 2019, under the laws of the State of Delaware. TykBroker is doing business as Fanatyks. Their role is to secure tickets to events at reasonable prices, acting as a broker to purchase an inventory of tickets wholesale, and distributing it to Fanatyks. The Fanatyks program will provide memberships to individuals to obtain discounts, prizes and rewards when upgrading their membership status to premium memberships.

StageWood Events, Inc. (“SW Events”) was incorporated on September 25, 2019, under the laws of the State of Delaware, for the purpose of producing entertainment events to be promoted in Tyket social media apps and distributed to Fanatyks.

On August 1, 2020, the Company signed an agreement of reorganization (the “Reorganization”) to exchange all issued and outstanding stock of SW Corp, StageWood Events, MyN3, TykWood, and TykBroker into common stock in the Company.

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The Company applied the guidance under Accounting Standards Codification (“ASC”) 810 Consolidation (“ASC 810”) and concluded, StageWood Corporation, StageWood Events, MyN3, TykWood, and TykBroker were variable interest entities as of December 31, 2019 and 2018. The Company acquired all these entities during the year ended December 31, 2020.

The consolidated financial statements include the accounts of StageWood Consortium, StageWood Corporation, StageWood Events, MyN3, TykWood, and TykBroker. All significant intercompany accounts, profits and transactions are eliminated in consolidation.

Basis of Accounting

The consolidated financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with initial maturities of three months or less when acquired to be cash equivalents.

Financial Instruments

The carrying amounts of cash and cash equivalents, accounts payable and accrued expenses approximate fair value due to the short-term nature of these accounts.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk include cash on deposit with financial institutions. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation. The Company maintains its cash deposits in reputable financial institutions. The Company has not experienced any losses in such accounts nor does the Company believe it is exposed to any significant credit risk on cash accounts.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed by using the straight-line method over the estimated useful lives of the related assets, which range as follows:

Furniture and fixtures	2-10 years
Computer and office equipment	3-7 years
Leasehold improvements	5-15 years

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

Note 2 – Summary of Significant Accounting Policies, Continued

Property and Equipment, Continued

Expenditures for maintenance and repairs are charged to expense as incurred. When property and equipment is retired, sold, or otherwise disposed of, the asset’s carrying amount and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the consolidated statement of operations.

Revenue Recognition

As of December 31, 2020 all the Companies are in the development stage and have not generated income.

Revenue will be mainly generated from memberships, transaction charges and processing fees for the use of the Company’s applications and blockchain technology. Additional revenue streams include admission fee charges for activities coordinated in micro-theaters, stages, gourmet chef’s kitchens and bars intended to create exclusive entertainment experiences for the Fanatyks community and the public; through Fanatyk, fees will be charged on the apps, and charges to artists, event producers, and fans that participate on their virtual network. The Company plans to sell secure tickets to events, acting as a broker to purchase an inventory of tickets wholesale, and distributing it to Fanatyks. The Fanatyks program will provide memberships to individuals to obtain discounts, prizes and rewards when upgrading their membership status to premium memberships.

The Company recognizes revenue over the period when services are completed, persuasive evidence of an arrangement exists, the price is fixed and collection is reasonably assured.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statements and income tax purposes. The primary differences in asset and liability bases relate to the use of various methods of accounting for inventories, depreciable assets (use of different depreciation methods and lives for financial statements and income tax purposes), accrued expenses and reserves. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Deferred tax assets are also recognized for operating losses, carryforwards and tax credits and are available to offset future taxable income. Valuation allowances are provided for deferred tax assets and are based on management’s projection of the sufficiency of future taxable income to realize the assets.

Management evaluated the Company’s tax positions taken or expected to be taken in the Company’s tax returns. Management determined that the Company had taken no uncertain positions that require adjustment to the consolidated financial statements. Penalties and interest assessed by income taxing authorities would be included in operating expenses.

The Company’s 2020, 2019, and 2018 tax years are subject to audit by taxing authorities. Management determined that it does not have any significant uncertain tax positions as of December 31, 2020, 2019 and 2018.

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

Note 2 – Summary of Significant Accounting Policies, Continued

Software and Website Development Costs

The Company capitalizes its software, app and website development costs in its consolidated financial statements in accordance with Financial Accounting Standards Board (“FASB”) ASC 350-40 Internal-Use Software (“ASC 350-40”). Software and website development costs are capitalized when the Company acquires and develops software needed to operate the website including testing the software and website. The Company also capitalizes the overall design of its web pages including design, layout, color and images.

The Company also capitalizes costs incurred for enhancements for customer interface that increase functionality.

Costs incurred for planning and developing the website including conceptualizing the website, are expensed as incurred. Depreciation of website development and software costs is provided using the straight-line method based on the estimated useful lives of the depreciable assets.

Capitalized software and website development costs are reviewed for impairment whenever events or changes in circumstances indicate their related carrying amount may not be recoverable. When required, impairment losses of software and website development costs are recognized based on the excess of the asset’s carrying amount over the fair value of the asset.

Intangible Assets

Intangible assets consist of identifiable intangible assets obtained in connection with the Company’s business trademarks, patents and copyrights. Intangible assets are amortized using the straight-line method, based on management’s best estimate of the pattern of economic benefit, over their estimated useful lives in accordance with ASC Topic 350 Intangibles-Goodwill and Other. Amortizable intangible assets are tested for impairment only when an indicator of impairment exists.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets and intangibles held and used for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Impairment is recognized when the carrying amounts of such assets cannot be recovered by the discounted net cash flows they will generate. There were no impairment losses recognized for the years ended December 31, 2020, 2019 and 2018.

Advertising Costs

Advertising costs consist primarily of media advertising, recruiting, and marketing expenses. All costs related to advertising are expensed in the period incurred. Total advertising expense for the years ended December 2020, 2019 and 2018 totaled $125,833, $3,609 and $8,719, respectively.

New Accounting Pronouncement

In June 2020, the FASB issued Accounting Standards Update (“ASU”) ASU 2020-05, Revenue from Contracts with Customers (“Topic 606”) and Leases (“Topic 842”), which is intended to address the Coronavirus Disease 2019 (“COVID-19”) pandemic’s adverse impact on the global economy causing significant and widespread business and capital market disruptions.

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

Note 2 – Summary of Significant Accounting Policies, Continued

New Accounting Pronouncement, Continued

As a result, the FASB deferred the effective dates of Topic 606 and Topic 842 (collectively, the “Updates”) to provide near-term relief for certain entities for whom the Updates were either currently effective or imminently effective. Under the Updates, Topic 842 can be adopted no later than for years beginning after December 15, 2021 with early adoption permitted. Management estimates that the new standards will not have a material impact on the consolidated financial statements of the Company.

In February 2016, the FASB issued Topic 842, which requires all leases to be recognized on the balance sheet as lease assets and lease liabilities and will require both quantitative and qualitative disclosures regarding key information about leasing arrangements. The guidance is effective beginning January 1, 2022 with an option to early adopt. Topic 842 requires a modified retrospective transition approach and provides certain transitional relief.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13"), which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13 is effective for annual and interim periods beginning after December 15, 2020. The Company will adopt this guidance for the year ending December 31, 2021. The Company does not anticipate the adoption of ASU 2016-13 to have a material impact on its consolidated financial statements.

Note 3 – Property & Equipment

Property and equipment is summarized as follows at December 31, 2020:

Furniture and fixtures	$5,553
Computer and office equipment	9,440
Leasehold improvements	11,216
26,209
Less: accumulated depreciation	(707)
Total property, net	$25,502

Depreciation for the year ended December 31, 2020 totaled $707. The Company did not record any depreciation expense for the years ended December 31, 2019 and 2018.

Note 4 – Software and Website Development Costs, Net

The table below reflects the carrying values of capitalized software and development costs as of December 31:

	2020	2019	2018
Website development and software costs, net	$784,032	$255,198	$129,376

There is no amortization expense for capitalized software and website development costs for the years ended December 31, 2020, 2019 and 2018, as the Company has not initiated operations and the software is still in development.

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

Note 5 – Intangibles

The Company’s finite-lived intangible assets at December 31, 2020, 2019 and 2018 include trademarks and patents with an estimated useful life of 5 to 15 years as follows:

	2020	2019	2018
Gross carrying value	$79,970	$23,340	$14,015
Less accumulated amortization	—	—	—
Net	$79,970	$23,340	$14,015

No amortization expense was recorded for the years ended December 31, 2020, 2019 or 2018. Estimated amortization for years after December 31, 2020 is as follows:

Year Ending December 31,	Amount
2021	$5,331
2022	5,331
2023	5,331
2024	5,331
2025	5,331
Thereafter	53,315
Total	$79,970

Note 6 – Related Transactions

Related Party Notes Payable

At December 31, 2020, notes payable include $15,000 due to a related party under an informal agreement effective December 2020. The note contains no repayment terms and is noninterest bearing. No interest expense was imputed on the loan in 2020 due to immateriality.

Stock Subscription Receivable

During 2018, the Company issued $243,225 in common stock to related parties. The Company received proceeds of $215,225 and recorded a subscription receivable of $28,000. The Company collected the subscription receivable of $28,000 during the year ended December 31, 2020.

Note 7 – Stock Offering

The Company intends to raise equity capital as an emerging growth Company upon qualification of the Company’s offering statement by the Securities and Exchange Commission (“SEC”) under a “Tier 2 Offering” under SEC Regulation A (the “Offering’). The Company has two authorized classes of member units, Class A units and Class B units. The Company is offering up to 15,000,000 shares (“Shares”) of its common stock, par value $0.000001 per share (“Common Stock”), with an aggregate amount of $75,000,000 (“Maximum Offering”), in the Offering.

There is no minimum number of Shares that needs to be sold for funds to be released to the Company and for the Offering to close.

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

Note 8 – Stockholders’ Equity

During 2020, the Company retroactively amended their articles of incorporation to change the par value of all shares to $.000001 and the total shares of common stock and preferred stock authorized to 100,000,000 and 10,000,000, respectively. The Company’s stock issuances from 2018 to 2020 ranged from $.001 per share to

$2.81 per share. The stockholders’ equity consists of accumulated deficit, additional paid in capital preferred stock ($.000001 par value per share) and common stock ($.000001 par value per share).

The following is a summary of the Company’s stock authorized and outstanding as of December 31:

	2020	2019	2018
Common Stock Authorized	100,000,000	100,000,000	100,000,000
Common Stock Outstanding	61,951,600	61,480,679	61,257,553
Preferred Stock Authorized	10,000,000	10,000,000	10,000,000
Preferred Stock Outstanding	—	—	—

Note 9 - Share-Based Compensation

During 2020, the Company adopted a stock option plan (the “Plan”) which authorized the issuance of up to 3,000,000 shares of common stock. Awards under the Plan are eligible to employees, officers, directors, and other service providers in the form of incentive stock options or nonqualified stock options.

Options outstanding under this award as of December 31, 2020 are as follows:

	Total Issued	Exercise Price	Vesting Period	Total Vested
Incentive Stock Options	225,000	$.001	4 years*	—
Non-Qualified Stock Options	1,520,000	$.001	4 years*	—
Non-Qualified Stock Options	190,000	$.001	1 year	—
	1,935,000			—

*Options vest in 25% increments on the annual anniversary of the grant date.

The cost of time-vesting options awards is based on the fair market value of the Company’s common stock on the date of grant and is charged to income on a straight-line basis over the requisite vesting period. The share fair value of time-vesting option awards granted during 2020 was $2.81. Compensation expense related to employee stock option grants totaled $663,772 for the year ended December 31, 2020. Professional fees related to non-employee stock option grants totaled $289,093 for the year ended December 31, 2020.

Note 10 – Commitments and Contingencies

From time to time, the Company may be subject to threatened legal actions that arise out of the ordinary course of business. In the opinion of management, the disposition of any such matters is not expected, individually or in the aggregate, to have a material adverse effect on the Company’s results of operations, financial condition or cash flows.

However, the results of legal actions cannot be predicted with certainty. Therefore, it is possible that the Company’s results of operations, financial condition or cash flows could be materially adversely affected in any period by the unfavorable resolution of one or more legal actions.

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

Note 11 – Leasing Arrangements

The Company leases office facilities pursuant to operating lease agreements that expire on December 2023. The following table presents future minimum lease payments due under operating leases with initial or remaining non-cancelable lease terms more than one year at December 31, 2020:

Years Ending December 31,	Amount
2021	$82,297
2022	85,395
2023	87,178
Total	$254,870

Rent expense on all operating leases amounted to $44,097, $4,708 and $0, respectively, for the years ended December 31, 2020, 2019 and 2018.

Note 12 - Income Taxes

As of December 31, 2020, the Company reflects a net deferred tax asset fully offset by a valuation allowance. As the Company does not have a history of earnings or cumulative profits, as of December 31, 2020, it is not more likely than not the deferred tax asset will be realized. The Company will continue to evaluate the position as the Company begins business and generates sales. Additionally, as of December 31, 2019, the Company and most subsidiary entities were structured as Subchapter S Corporations in which taxable income or losses pass through to its shareholders. As such, no provision for income taxes was recorded for the years ended December 31, 2020, 2019 and 2018. The Company’s reorganization to a C-corporation consolidated group was effective as of August 1, 2020 (see Note 1).

The significant components of the Company’s deferred income tax assets (liabilities) as December 31, 2020 are as follows:

Deferred income tax assets (liabilities):
Differences in tax basis of property and equipment	$(13,732)
Net operating losses	109,155
Software development	(221,017)
Equity compensation and professional fees	241,551
Start-up / organizational costs	134,858
Deferred Tax Asset	250,815
Valuation Allowance	(250,815)
Net Deferred Tax Asset / (Liability)	$—

Note 13 – Significant Uncertainty and Going Concern Considerations

COVID-19 Pandemic

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. On March 9, 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, industry, and workforce.

STAGEWOOD CONSORTIUM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

Note 13 – Significant Uncertainty and Going Concern Considerations, Continued

COVID-19 Pandemic, Continued

Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2021.

Although the Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time, if the pandemic continues, it may have an adverse effect on the Company’s results of future operations, financial position, and liquidity in fiscal year 2021.

On March 27, 2020 the Coronavirus Aid, Relief and Economic Security (“CARES”) Act was enacted. The CARES Act was enacted to address the economic fallout of the COVID-19 pandemic on the US economy.

Management is currently evaluating the effect, if any, on the Company related to the provisions of the CARES Act.

Going Concern Considerations

The Company’s ability to satisfy its operating and financing commitments is dependent on the continued infusion of funds from investors and related parties, proceeds from public offerings (see Note 7), and future revenue streams. Management believes that the occurrence of such is probable and will be sufficient to meet the Company’s obligations and satisfy capital requirements for the foreseeable future.

Note 14 – Subsequent Events

On January 22, 2021, the Company entered into a five-year licensing agreement with an unrelated third-party, which commences on April 1, 2021 and expires on March 31, 2026.

Future payments due under this agreement are as follows:

Years Ending December 31,	Amount
2021	$250,444
2022	322,397
2023	331,619
2024	341,116
2025	350,901
Total	$1,596,477

On May 5, 2021, the Company issued 725,000 incentive stock options and 150,000 non-qualified stock options. These options have an exercise price of $2.81 and vests in 25% increments on the annual anniversary of the grant date. The share fair value of time-vesting option awards granted was $2.81.

Management evaluated events after December 31, 2020, through May 14, 2021, the date the consolidated financial statements were available to be issued, for adjustments to or disclosures in the consolidated financial statements. No other significant events other than those disclosed in the footnotes to the consolidated financial statements warranted additional disclosure.

PART III

INDEX TO EXHIBITS

1.1	Broker-Dealer Agreement dated effective June 23, 2020 by and between Stagewood Consortium, Inc. and Dalmore Group, LLC.

2.1	Amended and Restated Certificate of Incorporation.

2.2	Bylaws

4.1	Form of Subscription Agreement.

6.1	2020 Equity Incentive Plan.

6.2	Prime Trust New Account Agreement dated June 24, 2020 by and between Stagewood Consortium, Inc. and Prime Trust, LLC.

6.3	Technology Services Agreement dated March 12, 2021 between Stagewood Consortium, Inc. and Prime Trust LLC.

6.4	Master Campaign Agreement between Stagewood Consortium, Inc. and Impact Tech, Inc.

6.5	Registered Developer Agreement dated March 30, 2021 by and between Stagewood Consortium, Inc. and Tickets.com, LLC.

6.6	TicketNetwork Data Sharing Agreement dated August 1, 2019 by and between Stagewood Consortium, Inc. and TicketNetwork, Inc.*

6.7	Ticket Solution Agreement dated September 10, 2020 between MYN3 Corporation and Ticket Evolution, Inc.

6.8	Suite License Agreement dated October 17, 2020 between Tykbroker Corporation and Marlins Stadium Operator, LLC.*

6.9	License Agreement dated March 4, 2020 between Stagewood Consortium, Inc. and South Florida Stadium LLC.*

6.10	SEATICS Software License Agreement between Ticket Software LLC and Stagewood Consortium, Inc. dated August 14, 2019.

8.1	Escrow Services Agreement dated June 24, 2020 by and between Prime Trust, LLC, Stagewood Consortium, Inc. and Dalmore Group, LLC.

11.1	Consent of Sarbey, Lexow & Kaufman LLC.

12.1	Validity opinion of Law Office of James G. Dodrill II, P.A.

13.1	Test the Water materials.

*	Portions of this exhibit have been omitted.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on June 14, 2021.

STAGEWOOD CONSORTIUM INC.

BY	/s/ Santiago Figuereo
Name:	Santiago Figuereo
Title:	Chief Executive Officer

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Santiago Figuereo	Date: June 14, 2021
Santiago Figuereo
Chief Executive Officer, Chief Financial Officer and Chairman

/s/ Ronald de los Santos	Date: June 14, 2021

Ronald de los Santos, Director

/s/ David Salcedo	Date: June 14, 2021

David Salcedo, Director

/s/ Louis Silvestre	Date: June 14, 2021

Louis Silvestre, Director

/s/ Frankelly Veras	Date: June 14, 2021

Frankelly Veras, Director

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